Exhibit 99.2

                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                             PROVIDENT BANCORP, MHC,
                PROVIDENT BANCORP, INC. (A FEDERAL CORPORATION),
                PROVIDENT BANCORP, INC. (A DELAWARE CORPORATION),
                                 PROVIDENT BANK
                                       AND
                        E.N.B. HOLDING COMPANY, INC. AND
                            ELLENVILLE NATIONAL BANK

                                  JULY 1, 2003

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS ...............................................................    1
         1.1.     Certain Definitions .......................................................    1
ARTICLE II THE MERGER .......................................................................    8
         2.1.     Merger ....................................................................    8
         2.2.     Effective Time ............................................................    9
         2.3.     Certificate of Incorporation and Bylaws ...................................    9
         2.4.     Directors and Officers of Surviving Corporation ...........................    9
         2.5.     Additional Director of New Provident Bancorp and Provident Bank ...........    9
         2.6.     Effects of the Merger .....................................................   10
         2.7.     Tax Consequences ..........................................................   10
         2.8.     Possible Alternative Structures ...........................................   10
         2.9.     The Conversion ............................................................   10
ARTICLE III CONVERSION OF SHARES ............................................................   11
         3.1.     Conversion of ENBHC Common Stock; Merger Consideration ....................   11
         3.2.     Election Procedures .......................................................   13
         3.3.     Procedures for Exchange of ENBHC Common Stock .............................   16
         3.4.     Reservation of Shares .....................................................   18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ENBHC ..........................................   18
         4.1.     Organization ..............................................................   19
         4.2.     Capitalization ............................................................   19
         4.3.     Authority; No Violation ...................................................   20
         4.4.     Consents ..................................................................   21
         4.5.     Financial Statements ......................................................   21
         4.6.     Taxes .....................................................................   22
         4.7.     No Material Adverse Effect ................................................   22
         4.8.     Material Contracts; Leases; Defaults ......................................   22
         4.9.     Ownership of Property; Insurance Coverage .................................   24
         4.10.    Legal Proceedings .........................................................   25
         4.11.    Compliance With Applicable Law ............................................   25
         4.12.    Employee Benefit Plans ....................................................   26
         4.13.    Brokers, Finders and Financial Advisors ...................................   29
         4.14.    Environmental Matters .....................................................   29
         4.15.    Loan Portfolio ............................................................   30
         4.16.    Related Party Transactions ................................................   32
         4.17.    Schedule of Termination Benefits ..........................................   32
         4.18.    Deposits ..................................................................   32
         4.19.    Antitakeover Provisions Inapplicable ......................................   32
         4.20.    Registration Obligations ..................................................   33
         4.21.    Risk Management Instruments ...............................................   33
         4.22.    Fairness Opinion ..........................................................   33
         4.23.    Trust Accounts ............................................................   33
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PROVIDENT BANCORP GROUP .........................   33
         5.1.     Organization ..............................................................   34
         5.2.     Capitalization ............................................................   34


                                      (i)

         5.3.     Authority; No Violation ...................................................   35
         5.4.     Consents ..................................................................   36
         5.5.     Financial Statements ......................................................   36
         5.6.     Taxes .....................................................................   37
         5.7.     No Material Adverse Effect ................................................   38
         5.8.     Ownership of Property; Insurance Coverage .................................   38
         5.9.     Legal Proceedings .........................................................   38
         5.10.    Compliance With Applicable Law ............................................   38
         5.11.    Employee Benefit Plans ....................................................   39
         5.12.    Environmental Matters .....................................................   41
         5.13.    Loan Portfolio ............................................................   42
         5.14.    Securities Documents ......................................................   43
         5.15.    Deposits ..................................................................   43
         5.16.    Antitakeover Provisions Inapplicable ......................................   43
         5.17.    Risk Management Instruments ...............................................   43
         5.18.    Brokers, Finders and Financial Advisors ...................................   44
ARTICLE VI COVENANTS OF ENBHC ...............................................................   44
         6.1.     Conduct of Business .......................................................   44
         6.2.     Current Information .......................................................   48
         6.3.     Access to Properties and Records ..........................................   49
         6.4.     Financial and Other Statements ............................................   49
         6.5.     Maintenance of Insurance ..................................................   50
         6.6.     Disclosure Supplements ....................................................   50
         6.7.     Consents and Approvals of Third Parties ...................................   50
         6.8.     All Reasonable Efforts ....................................................   50
         6.9.     Failure to Fulfill Conditions .............................................   51
         6.10.    No Solicitation ...........................................................   51
         6.11.    Reserves and Merger-Related Costs .........................................   52
         6.12.    Board of Directors and Committee Meetings .................................   52
ARTICLE VII COVENANTS OF PROVIDENT BANCORP ..................................................   53
         7.1.     Conduct of Business .......................................................   53
         7.2.     Current Information .......................................................   53
         7.3.     Financial and Other Statements ............................................   53
         7.4.     Disclosure Supplements ....................................................   53
         7.5.     Consents and Approvals of Third Parties ...................................   54
         7.6.     All Reasonable Efforts ....................................................   54
         7.7.     Failure to Fulfill Conditions .............................................   54
         7.8.     Employee Benefits .........................................................   54
         7.9.     Directors and Officers Indemnification and Insurance ......................   56
         7.10.    Stock Listing .............................................................   57
ARTICLE VIII REGULATORY AND OTHER MATTERS ...................................................   58
         8.1.     ENBHC and Provident Bancorp Shareholder Meetings ..........................   58
         8.2.     Proxy Statement-Prospectus ................................................   58
         8.3.     The Mutual Company Conversion from Mutual to Stock Form ...................   60
         8.4.     Regulatory Approvals ......................................................   62
         8.5.     Affiliates ................................................................   62


                                      (ii)

ARTICLE IX CLOSING CONDITIONS ...............................................................   62
         9.1.     Conditions to Each Party's Obligations under this Agreement ...............   62
         9.2.     Conditions to the Obligations of Provident Bancorp under this Agreement ...   64
         9.3.     Conditions to the Obligations of ENBHC under this Agreement ...............   65
ARTICLE X THE CLOSING .......................................................................   66
         10.1.    Time and Place ............................................................   66
         10.2.    Deliveries at the Pre-Closing and the Closing .............................   67
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER ................................................   67
         11.1.    Termination ...............................................................   67
         11.2.    Effect of Termination .....................................................   69
         11.3.    Amendment, Extension and Waiver ...........................................   70
ARTICLE XII MISCELLANEOUS ...................................................................   70
         12.1.    Confidentiality ...........................................................   70
         12.2.    Public Announcements ......................................................   71
         12.3.    Survival ..................................................................   71
         12.4.    Notices ...................................................................   71
         12.5.    Parties in Interest .......................................................   72
         12.6.    Complete Agreement ........................................................   72
         12.7.    Counterparts ..............................................................   73
         12.8.    Severability ..............................................................   73
         12.9.    Governing Law .............................................................   73
         12.10.   Interpretation ............................................................   73
         12.11.   Specific Performance ......................................................   73

Exhibit A   Form of Voting Agreement

Exhibit B   Affiliates Agreement

Exhibit C   Matters to be Covered in Opinion of Counsel to be Delivered to New
            Provident Bancorp

Exhibit D   Matters to be Covered in Opinion of Counsel to be Delivered to ENBHC


                                     (iii)

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is dated as of July 1, 2003, by and between PROVIDENT BANCORP, MHC, a mutual holding company (the "Mutual Company"), its majority-owned subsidiary, PROVIDENT BANCORP, INC., a federal corporation ("Provident Bancorp"), PROVIDENT BANK, a stock savings association ("Provident Bank"), PROVIDENT BANCORP, INC., a Delaware corporation ("New Provident Bancorp"), E.N.B. HOLDING COMPANY, INC., a New York corporation ("ENBHC"), and its wholly-owned subsidiary, ELLENVILLE NATIONAL BANK, a national bank ("ENB").

      WHEREAS, the Board of Directors of each of the parties (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of the respective parties and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and
(iii) has approved this Agreement at meetings of each of such Board of Directors;

      WHEREAS, in connection with the transactions described in this Agreement, it is intended that the Mutual Company will convert from the mutual form of organization to the capital stock form of organization, and that in connection with such Conversion New Provident Bancorp will conduct a subscription offering of its common stock, and if necessary a community and/or syndicated community offering, and an exchange offering to the existing public shareholders of Provident Bancorp; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

      1.1. Certain Definitions.

      As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

      "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

      "Agreement" means this agreement, and any amendment or supplement hereto.

      "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "Bank Merger" shall mean the merger of ENB with and into Provident Bank, with Provident Bank as the surviving institution, which merger shall occur following the Merger.

      "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the FDIC, the OTS, the OCC, and the FRB, which regulates Provident Bank or ENB, or any of their respective holding companies or subsidiaries, as the case may be.

      "BIF" shall mean the Bank Insurance Fund as administered by the FDIC.

      "Certificate" shall mean certificates evidencing shares of ENBHC Common Stock.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Compensation and Benefit Plans" shall have the meaning set forth in
Section 4.12.1.

      "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

      "Conversion" shall mean the conversion from mutual to stock form of the Mutual Company, pursuant to the Plan of Conversion adopted by the Mutual Company.

      "Conversion Offering" shall mean the offering, in connection with the Conversion, of shares of New Provident Bancorp Common Stock in a subscription offering and, if necessary, a community offering and/or a syndicated community offering.

      "Conversion Price Per Share" shall have the meaning set forth in Section 2.9.

      "Conversion Prospectus" shall mean a prospectus issued by New Provident Bancorp in connection with the Offering, that meets all of the requirements of the Securities Act, applicable state securities laws and banking laws and regulations. The Conversion Prospectus may be combined with (i) the Proxy Statement-Prospectus delivered to shareholders of ENBHC in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the New Provident Bancorp Common Stock to them as Merger Consideration, and (ii) the proxy statement delivered to Provident Bancorp shareholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

      "Conversion Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of New Provident Bancorp Common Stock to be offered and issued in connection with the

Offering. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of New Provident Bancorp Common Stock to be offered and issued in connection with the Offering and to be offered to holders of ENBHC Common Stock in connection with the Merger.

      "DGCL" shall mean the Delaware General Corporation Law.

      "Depositors" shall mean former or current depositors of Provident Bank that under the Plan of Conversion are given, as indicated by the context, the opportunity to purchase New Provident Bancorp Common Stock in the Conversion or the opportunity to vote on the Plan of Conversion.

      "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

      "Dissenting Shareholder" shall have the meaning set forth in Section
3.1.4.

      "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

      "ENB" shall mean Ellenville National Bank, a national bank, with its principal offices located at 70 Canal Street, P.O. Box 669, Ellenville, New York, 12428, which is a wholly-owned subsidiary of ENBHC.

      "ENBHC" shall mean E.N.B. Holding Company, Inc., a New York corporation, with its principal offices located at 70 Canal Street, P.O. Box 699, Ellenville, New York 12428.

      "ENBHC Common Stock" shall mean the common stock, par value $20.00 per share, of ENBHC.

      "ENBHC DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by ENBHC to Provident Bancorp specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters described therein.

      "ENBHC Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of ENBHC or any ENBHC Subsidiary, whether written or oral.

      "ENBHC Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of ENBHC as of December 31, 2002 and 2001 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of ENBHC for each of the three years ended December 31, 2002, 2001 and 2000, and (ii) the unaudited interim consolidated financial statements of ENBHC as of the end of each calendar quarter following December 31, 2002 and for the periods then ended.

      "ENBHC Regulatory Reports" means the Call Reports of ENB and accompanying schedules, as filed with the OCC, for each calendar quarter beginning with the quarter ended March 31, 2001, through the Closing Date, and all Reports filed with the FRB by ENBHC from December 31, 2001 through the Closing Date.

      "ENBHC Shareholders Meeting" means the meeting of shareholders of ENBHC to be held for the purpose of considering and approving this Agreement and the Merger.

      "ENBHC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by ENBHC or ENB, except any corporation the stock of which is held in the ordinary course of the lending activities of ENB.

      "Environmental Laws" means any Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall mean a bank or trust company or other agent designated by Provident Bancorp, and reasonably acceptable to ENBHC, which shall act as agent for New Provident Bancorp in connection with the exchange procedures for converting Certificates into the Merger Consideration.

      "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

      "Exchange Offering" shall mean the offer and issuance of New Provident Bancorp Common Stock, in connection with the Conversion, to the existing public shareholders of Provident Bancorp.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "FHLB" shall mean the Federal Home Loan Bank of New York.

      "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" shall mean Generally Accepted Accounting Principles, consistently applied and as in effect from time to time in the United States of America.

      "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "HOLA" shall mean the Home Owners' Loan Act, as amended.

      "Independent Valuation" shall mean the appraised pro forma market value of the New Provident Bancorp Common Stock issued in the Conversion, and any updates, as determined by an independent valuation.

      "IRS" shall mean the United States Internal Revenue Service.

      "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should have been known, by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

      "Material Adverse Effect" shall mean, with respect to Provident Bancorp or ENBHC, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Provident Bancorp and its Subsidiaries taken as a whole, or ENBHC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either ENBHC, on the one hand, or Provident Bancorp, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the direct effects of compliance with this Agreement on the operating performance of the parties including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement and (e) any change in the value of the securities portfolio of Provident Bancorp or ENBHC, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

      "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

      "Merger" shall mean the merger of ENBHC with and into New Provident Bancorp (or a subsidiary thereof) pursuant to the terms hereof.

      "Merger Consideration" shall mean the cash or New Provident Bancorp Common Stock, or combination thereof, in an aggregate per share amount to be paid by New Provident Bancorp for each share of ENBHC Common Stock equal to $4,830.00, as set forth in Section 3.1.

      "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of New Provident Bancorp Common Stock to be offered to holders of ENBHC Common Stock in connection with the Merger. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of New Provident Bancorp Common Stock to be offered and sold in connection with the Offering and to be offered to holders of ENBHC Common Stock in connection with the Merger.

      "Mutual Company" shall mean Provident Bancorp, MHC, a federally chartered mutual holding company that owns a majority of the Provident Bancorp Common Stock.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "New Provident Bancorp" shall mean Provident Bancorp, Inc., a Delaware corporation with its principal executive offices located at 400 Rella Boulevard, P.O. Box 600, Montebello, New York 10901, which was organized in connection with the Conversion and which will be the successor to Provident Bancorp.

      "New Provident Bancorp Common Stock" shall mean the common stock, par value $.01 per share, of New Provident Bancorp that will be issued and sold in the Offering and the Merger.

      "NYBCL" means the New York Business Corporation Law.

      "OCC" means the Office of Comptroller of the Currency or any successor thereto.

      "Offering" shall mean the Conversion Offering and the Exchange Offering.

      "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Pension Plan" shall have the meaning set forth in Section 4.12.2.

      "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

      "Plan of Conversion" shall mean the Plan of Conversion and Reorganization pursuant to which the Mutual Company will convert from the mutual form of organization to the capital stock form of organization.

      "Pre-Closing" shall have the meaning set forth in Section 10.1 hereof.

      "Pre-Closing Date" shall be the date on which the Pre-Closing occurs.

      "Provident Bank" shall mean Provident Bank, a Federally chartered stock savings association, with its principal offices located at 400 Rella Boulevard, P.O. Box 600, Montebello, New York, which is a wholly owned subsidiary of Provident Bancorp.

      "Provident Bancorp" shall mean Provident Bancorp, Inc., a federal corporation prior to consummation of the Conversion, with its principal executive offices located at 400 Rella Boulevard, P.O. Box 600, Montebello, New York.

      "Provident Bancorp Common Stock" shall mean the common stock, par value $.10 per share, of Provident Bancorp.

      "PROVIDENT BANCORP DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by Provident Bancorp to ENBHC specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

      "Provident Bancorp Option Plans" shall mean the Provident Bancorp, Inc. 2000 Stock Option Plan and the Provident Bancorp, Inc. 2000 Recognition and Retention Plan.

      "Provident Bancorp Statements" shall mean the (i) unaudited balance sheet of the Mutual Company as of September 30, 2002 and the unaudited income statement of the Mutual Company for the year ended September 30, 2002, and (ii) the audited consolidated statements of financial condition (including related notes and schedules) of Provident Bancorp as of September 30, 2002 and 2001 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Provident Bancorp for each of the three years ended September 30, 2002, 2001 and 2000, as set forth in Provident Bancorp's annual report for the year ended September 30, 2002, and the unaudited interim consolidated financial statements of Provident Bancorp as of the end of each quarter following September 30, 2002, and for the periods then ended, as filed by Provident Bancorp in its Securities Documents.

      "Provident Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Provident Bancorp, Provident Bank or any Bank Affiliate, except any corporation the stock of which is held in the ordinary course of the lending activities of Provident Bank.

      "Proxy Statement-Prospectus" shall mean the proxy statement/prospectus, as amended or supplemented, to be delivered to shareholders of ENBHC in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the New Provident Bancorp Common Stock to them as Merger Consideration. The Proxy Statement-Prospectus may be combined with (i) the Conversion Prospectus delivered to offerees in the Conversion Offering and Exchange Offering, and (ii) the proxy statement delivered to Provident Bancorp shareholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

      "Regulatory Agreement" shall have the meaning set forth in Section 4.11.3.

      "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

      "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Stock Exchange" shall mean the Nasdaq National Market.

      "Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

      "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

      "Termination Date" shall mean July 31, 2004.

      Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

      2.1. Merger.

      As promptly as practicable following the satisfaction or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time: (a) ENBHC shall merge with and into New Provident Bancorp, or a to-be-formed subsidiary of New Provident Bancorp, with New Provident Bancorp (or the subsidiary) as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of ENBHC shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of ENBHC shall be vested in and assumed by New Provident Bancorp. As part of the Merger, each share of ENBHC Common

Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof. Immediately after the Merger, ENB shall merge with and into Provident Bank, with Provident Bank as the resulting institution.

      2.2. Effective Time.

      The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State, in accordance with the DGCL, and with the New York Department of State, in accordance with the NYBCL, on the day of the closing ("Closing Date") provided for in Article X hereof (the "Closing"). The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, and with the New York Department of State, or as otherwise stated in the certificates of merger. The Closing of the Merger shall immediately follow the closing of the Offering.

      2.3. Certificate of Incorporation and Bylaws.

      The Certificate of Incorporation and Bylaws of New Provident Bancorp shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

      2.4. Directors and Officers of Surviving Corporation.

      Except as provided in Section 2.5, the directors of New Provident Bancorp immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of New Provident Bancorp immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      2.5. Additional Directors of New Provident Bancorp and Provident Bank.

      Effective as of the Effective Time, the number of persons constituting the Board of Directors of each of New Provident Bancorp and Provident Bank shall be increased by two (2), and two (2) persons designated by Provident Bancorp, who are directors of ENBHC or ENB, shall be appointed and elected to the Board of Directors of both New Provident Bancorp and Provident Bank. The two persons designated by Provident Bancorp shall be selected from a list of five (5) directors serving on the board of directors of ENBHC or ENB, which list shall be provided by ENBHC to Provident Bancorp. Any such individual proposed by ENBHC must meet the eligibility criteria applicable to all directors of New Provident Bancorp and Provident Bank. The foregoing obligation to appoint persons to the Board of Directors of New Provident Bancorp and Provident Bank shall not apply in the event that ENBHC elects to proceed with the Merger on the basis of the All Cash Consideration in accordance with Section 2.9.2. In addition, at the Effective Time, Provident Bank will appoint four members of ENB's board of directors, as mutually agreed, for positions on Provident Bank's existing regional advisory board of directors. Advisory board members shall receive a quarterly payment of no less than $800. Pursuant to OTS regulations and policy, any appointment to the regional advisory board will be for a one-year term, subject to renewal of terms at Provident Bank's discretion.

      2.6. Effects of the Merger.

      At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL and the NYBCL.

      2.7. Tax Consequences.

      It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither New Provident Bancorp, Provident Bancorp, nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. New Provident Bancorp and ENBHC each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinion. This Section 2.7 shall not apply in the event circumstances occur resulting in the Merger Consideration becoming the "All Cash Consideration" as set forth in Section 2.9. In such a case, it is intended that the Merger shall constitute a taxable sale of the ENBHC Common Stock held by the holders of such stock to New Provident Bancorp.

      2.8. Possible Alternative Structures.

      Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Provident Bancorp or New Provident Bancorp shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) there are no adverse Federal or state income tax consequences to ENBHC shareholders as a result of the modification; (ii) the consideration to be paid to the holders of ENBHC Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The Mutual Company, Provident Bancorp, New Provident Bancorp, Provident Bank, ENBHC and ENB agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

      2.9. The Conversion

      2.9.1. Contemporaneous with the adoption of this Agreement, the Board of Directors of the Mutual Company is adopting a Plan of Conversion to convert into the capital stock form of organization. New Provident Bancorp is being organized to succeed to the rights and obligations of the Mutual Company and Provident Bancorp and to offer for sale shares of common stock to depositors in the Conversion, based on the Independent Valuation. The price per share of the shares of New Provident Bancorp Common Stock to be issued in the Conversion is referred to as the "Conversion Price Per Share." The Conversion Price Per Share is expected to be $10.00. The shares of New Provident Bancorp Common Stock to be issued in connection with the Merger may be either shares unsubcribed for in the Conversion subscription and/or community offering, or if such shares are unavailable, authorized but unissued shares of New Provident Bancorp Common Stock, which shares shall be issued immediately following completion of the Conversion.

      2.9.2. If the Conversion is terminated, or if the Conversion is postponed such that for any reason whatsoever it is not consummated prior to March 31, 2004, then at ENBHC's election, either: (i) this Agreement shall be deemed to provide, without further action of the parties hereto, that the Merger Consideration shall be $4,500.00 in cash (the "All Cash Consideration"); in such case, unless the payment of the All Cash Consideration has been approved by the ENBHC shareholders, ENBHC shall as promptly as practicable hold another meeting of its shareholders to approve the All Cash Consideration, and Provident Bancorp may be required to re-new its request for regulatory approvals in light of the All Cash Consideration; or (ii) ENBHC may terminate this Agreement and elect to receive from Provident Bancorp a cash payment in the amount of $3,700,000 ("Termination Fee"). ENBHC shall provide written notice to Provident Bancorp, within fifteen (15) days after Provident Bancorp notifies ENBHC in writing of the termination or postponement of the Conversion, or by April 15, 2004, whichever is earlier, of ENBHC's election to either terminate this Agreement and receive the Termination Fee or proceed with the Agreement on the basis of the All Cash Consideration. If ENBHC elects to terminate the Agreement and receive the Termination Fee, the Termination Fee shall be paid by Provident Bancorp within two business days of receipt by Provident Bancorp of the written notice. Upon payment of the Termination Fee, none of the parties (including the directors and officers of each party and all Affiliates) shall have any further liability to the other parties (including the directors and officers of each party and all Affiliates) at law or in equity under this Agreement, it being agreed that the payment of the Termination Fee shall constitute complete performance of all obligations under this Agreement.

                                  ARTICLE III
                              CONVERSION OF SHARES

      3.1. Conversion of ENBHC Common Stock; Merger Consideration.

      At the Effective Time, by virtue of the Merger and without any action on the part of New Provident Bancorp, ENBHC or the holders of any of the shares of ENBHC Common Stock, the Merger shall be effected in accordance with the following terms:

            3.1.1. All shares of ENBHC Common Stock held in the treasury of ENBHC and each share of ENBHC Common Stock owned by Provident Bancorp or any direct or indirect wholly owned subsidiary of Provident Bancorp or of ENBHC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

            3.1.2. Each outstanding share of ENBHC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive shares of New Provident Bancorp Common Stock shall, subject to Section 3.3, be converted into and become the right to receive that number of shares of New Provident Bancorp Common Stock as shall equal $4,830.00 divided by the Conversion Price Per Share. For example, if the Conversion Price Per Share is $10.00, then each outstanding share of ENBHC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive shares of New Provident Bancorp Common Stock shall, subject to Section 3.3, be converted into and become the right to receive four hundred and eighty-three (483) shares of New Provident Bancorp Common Stock.

      In the event that the dollar value of the shares of New Provident Common Stock sold in the Conversion by New Provident Bancorp (excluding shares issued in the Exchange Offering, and excluding the shares of New Provident Bancorp Common Stock issued by New Provident Bancorp to any charitable foundation formed or caused to be formed by Provident Bank, Provident Bancorp, New Provident Bancorp or the Mutual Company as part of the Conversion) exceeds $181,315,000, then each outstanding share of ENBHC Common Stock that under the terms of
Section 3.2 is converted into the right to receive shares of New Provident Bancorp Common Stock shall, subject to Section 3.3, be converted into and become the right to receive that number of shares of New Provident Bancorp Common Stock as shall equal (x) $4,830.00 divided by the Conversion Price Per Share (y) multiplied by a fraction, the numerator of which equals the dollar value of the shares of New Provident Common Stock sold in the Conversion by New Provident Bancorp (excluding shares issued in the Exchange Offering, and excluding the shares of New Provident Bancorp Common Stock issued by New Provident Bancorp to any charitable foundation formed or caused to be formed by Provident Bank, Provident Bancorp, New Provident Bancorp or the Mutual Company as part of the Conversion) and the denominator of which equals $181,315,000. For example, if the Conversion Price Per Share is $10.00, and the dollar value of the shares of New Provident Common Stock sold in the Conversion by New Provident Bancorp (excluding shares issued in the Exchange Offering, and excluding the shares of New Provident Bancorp Common Stock issued by New Provident Bancorp to any charitable foundation formed or caused to be formed by Provident Bank, Provident Bancorp, New Provident Bancorp or the Mutual Company as part of the Conversion) equals $190,000,000, then each outstanding share of ENBHC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive shares of New Provident Bancorp Common Stock shall, subject to Section 3.3, be converted into and become the right to receive five hundred and six (506) shares of New Provident Bancorp Common Stock ($4,830 divided by $10.00, or 483 shares, multiplied by 1.0479 ($190,000,000 divided by $181,315,000), with the fractional share interest to be paid in cash by New Provident Bancorp pursuant to Section 3.2.3).

            3.1.3. Each outstanding share of ENBHC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive cash shall be converted into the right to receive a cash payment of $4,830.00 (the "Cash Election Price").

            3.1.4. Each outstanding share of ENBHC Common Stock the holder of which has perfected his right to dissent under the NYBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of New Provident Bancorp Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the NYBCL.

ENBHC shall give New Provident Bancorp prompt notice upon receipt by ENBHC of any such demands for payment of the fair value of such shares of ENBHC Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and New Provident Bancorp shall have the right to participate in all negotiations and proceedings with respect to any such demands. ENBHC shall not, except with the prior written consent of New Provident Bancorp, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the NYBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

            3.1.5. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of ENBHC Common Stock shall be converted into a right to receive cash or New Provident Bancorp Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of ENBHC Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Cash Election Price or New Provident Bancorp Common Stock as New Provident Bancorp shall determine in its sole discretion.

            3.1.6. After the Effective Time, shares of ENBHC Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration.

      3.2. Election Procedures.

      Holders of ENBHC Common Stock may elect to receive shares of New Provident Bancorp Common Stock, the Cash Election Price, or a combination thereof, in exchange for their shares of ENBHC Common Stock in accordance with the following procedures.

            3.2.1. An election form as New Provident Bancorp and ENBHC shall mutually agree ("Election Form") will be sent no more than 60 business days and no less than 15 business days prior to the expected Effective Time (provided that it need not be sent until the requisite approvals from the Bank Regulators (as defined in Section 8.4) have been obtained) to each holder of record of ENBHC Common Stock permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive New Provident Bancorp Common Stock with respect to each share of such holder's ENBHC Common Stock as provided herein (the "ENBHC Stock Election Shares"), (ii) to elect to receive cash with respect to each share of such holder's ENBHC Common Stock as provided herein (the "ENBHC Cash Election Shares"), or (iii) to elect to receive New Provident Bancorp Common Stock for part of such holder's ENBHC Common Stock as provided herein and cash for the remaining part of such holders' ENBHC Common Stock as provided herein. Any shares of ENBHC Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent on an effective, properly completed Election Form shall be deemed converted on a share by share basis into either the right to receive the Cash Election Price or New Provident Bancorp Common Stock as New Provident Bancorp shall determine in its sole discretion. Any Dissenting Shares shall be deemed to be ENBHC Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of New Provident Bancorp Common Stock.

            3.2.2. The term "Election Deadline", as used below, shall mean 5:00 p.m., New York time, on the business day specified in the Election Form, which Election Deadline shall be no less than two and no more than five business days prior to the date of the Effective Time, or such other date as ENBHC and New Provident Bancorp shall mutually agree upon. Any election to receive New Provident Bancorp Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made. Within five business days after the Election Deadline, the Exchange Agent shall calculate the allocation among holders of ENBHC Common Stock of rights to receive New Provident Bancorp Common Stock or the Cash Election Price in the Merger in accordance with the Election Forms as follows:

            (i) If the number of ENBHC Cash Election Shares is greater than the quotient of (x) $36,773,205 divided by (y) the Cash Election Price (the "Cash Conversion Shares"), then:

                  (1) all ENBHC Stock Election Shares will be converted into the right to receive New Provident Bancorp Common Stock, and

                  (2) each ENBHC Cash Election Share will be converted into the right to receive New Provident Bancorp Common Stock and cash in the following manner:

                        (A) a proration factor (the "Cash Proration Factor") shall be determined by dividing (x) $36,773,205, by (y) the product of the number of ENBHC Cash Election Shares multiplied by the Cash Election Price;

                        (B) the number of ENBHC Cash Election Shares held by each holder of shares of ENBHC Common Stock that will be converted into the right to receive cash pursuant to the terms of Section 3.1.3 shall be determined by multiplying the Cash Proration Factor by the number of ENBHC Cash Election Shares held by such holder; and

                        (C) all ENBHC Cash Election Shares other than those shares converted into the right to receive cash in accordance with the preceding subparagraph (B) shall be converted into the right to receive New Provident Bancorp Common Stock in accordance with the terms of Section 3.1.2; or

            (ii) If the number of ENBHC Cash Election Shares is less than the Cash Conversion Shares, then:

                  (1) all ENBHC Cash Election Shares (subject to the provisions of Section 3.1.4 with respect to any Dissenting Shares) will be converted into the right to receive cash, and

                  (2) each ENBHC Stock Election Share will be converted into the right to receive New Provident Bancorp Common Stock and cash in the following manner:

                        (A) a proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Conversion Shares (as defined below) by the number of ENBHC Stock Election Shares. The "Stock Conversion Shares" shall mean the difference between (x) the total number of shares of ENBHC Common Stock outstanding immediately prior to the Effective Time minus (y) the Cash Conversion Shares;

                        (B) the number of ENBHC Stock Election Shares held by each holder of shares of ENBHC Common Stock that will be converted into the right to receive shares of New Provident Bancorp Common Stock pursuant to the terms of Section 3.1.2 shall be determined by multiplying the Stock Proration Factor by the number of ENBHC Stock Election Shares held by such holder; and

                        (C) all ENBHC Stock Election Shares other than those shares converted into the right to receive New Provident Bancorp Common Stock in accordance with the preceding subparagraph (B) shall be converted into the right to receive cash in accordance with the terms of Section 3.1.3; or

            (iii) If the number of ENBHC Stock Election Shares is equal to the number of Stock Conversion Shares and the number of ENBHC Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs (i) and (ii) above shall not apply and all ENBHC Stock Election Shares will be converted into the right to receive New Provident Bancorp Common Stock and all ENBHC Cash Election Shares (subject to the provisions of Section 3.1.4) will be converted into the right to receive cash.

            3.2.3. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of New Provident Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to New Provident Bancorp Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of New Provident Bancorp. In lieu of the issuance of any such fractional share, New Provident Bancorp shall pay to each former holder of ENBHC Common Stock who otherwise would be entitled to receive a fractional share of New Provident Bancorp Common Stock, an amount in cash determined by multiplying the price for which the New Provident Bancorp Common Stock is sold in the Offering by the fraction of a share of New Provident Bancorp Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.1.3 hereof. No interest will be paid on the cash that the holders of such fractional shares shall be entitled to receive upon such delivery. For purposes of determining any fractional share interest, all shares of ENBHC Common Stock owned by a ENBHC shareholder shall be combined so as to calculate the maximum number of whole shares of New Provident Bancorp Common Stock issuable to such ENBHC shareholder.

      3.3. Procedures for Exchange of ENBHC Common Stock.

            3.3.1. New Provident Bancorp to Make Merger Consideration Available. At or prior to the Effective Time, New Provident Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of ENBHC Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of New Provident Bancorp Common Stock and an estimated amount of cash sufficient to pay the aggregate Cash Election Price payable hereunder and any cash that may be payable in lieu of any fractional shares (such cash and certificates for shares of New Provident Bancorp Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

            3.3.2. Exchange of Certificates. Within five (5) business days after the Effective Time, New Provident Bancorp shall take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for certificates representing, as the case may be, the shares of New Provident Bancorp Common Stock, cash in respect of the Cash Election Price, and cash in lieu of fractional shares into which the ENBHC Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of ENBHC) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Promptly upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore, as applicable, (i) a certificate representing that number of shares of New Provident Bancorp Common Stock (if any) to which such former holder of ENBHC Common Stock shall have become entitled pursuant to the provisions of Section 3.1.2 hereof, (ii) a check representing that amount of cash (if any) to which such former holder of ENBHC Common Stock shall have become entitled in respect of the Cash Election Price pursuant to the provisions of Section 3.2 hereof and (iii) a check representing the amount of cash (if any) payable in lieu of fractional shares of New Provident Bancorp Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 3, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable in lieu of fractional shares. Certificates surrendered for exchange by any person who is an "affiliate" of ENBHC for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of New Provident Bancorp Common Stock until New Provident Bancorp or Provident Bancorp has received the written agreement of such person contemplated by Section 8.5 hereof.

            3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding ENBHC Common Stock shall have no rights, after the Effective Time, with respect to such ENBHC Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to New Provident Bancorp Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of New Provident Bancorp Common Stock represented by such Certificate.

            3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of ENBHC of the ENBHC Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

            3.3.6. Return of Exchange Fund. At any time following the twelve
(12) month period after the Effective Time, New Provident Bancorp shall be entitled to require the

Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to New Provident Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither New Provident Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

            3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New Provident Bancorp, the posting by such person of a bond in such amount as New Provident Bancorp may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

            3.3.8. Withholding. New Provident Bancorp or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of ENBHC Common Stock such amounts as New Provident Bancorp (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by New Provident Bancorp or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the ENBHC Common Stock in respect of whom such deduction and withholding were made by New Provident Bancorp or the Exchange Agent.

      3.4. Reservation of Shares.

      New Provident Bancorp shall reserve for issuance a sufficient number of shares of the New Provident Bancorp Common Stock for the purpose of issuing shares of New Provident Bancorp Common Stock to the ENBHC shareholders in accordance with this Article III.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF ENBHC

      ENBHC and ENB represent and warrant to the Mutual Holding Company, Provident Bancorp, New Provident Bancorp and Provident Bank that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the ENBHC DISCLOSURE SCHEDULE delivered by ENBHC to Provident Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. ENBHC and ENB have made a good faith effort to ensure that the disclosure on each schedule of the ENBHC DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the ENBHC DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of ENBHC shall include the Knowledge of ENB.

      4.1. Organization.

            4.1.1. ENBHC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly registered as a bank holding company under the BHCA. ENBHC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on ENBHC.

            4.1.2. ENB is a national bank organized, validly existing and in good standing under federal law. ENBHC DISCLOSURE SCHEDULE 4.1.2 identifies each ENBHC Subsidiary and (other than as to ENB) describes the business conducted by such entity. The deposits of ENB are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by ENB when due. Each other ENBHC Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            4.1.3. The respective minute books of ENBHC and each ENBHC Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

            4.1.4. Prior to the date of this Agreement, ENBHC has made available to Provident Bancorp true and correct copies of the certificate of incorporation or articles of association and bylaws of ENBHC and ENB.

      4.2. Capitalization.

            4.2.1. The authorized capital stock of ENBHC consists of 250,000 shares of common stock, $20.00 par value per share, of which 15,227 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and no shares of preferred stock issued and outstanding. There are 4,773 shares of ENBHC Common Stock held by ENBHC as treasury stock. Neither ENBHC nor any ENBHC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of ENBHC Common Stock, or any other security of ENBHC or any securities representing the right to vote, purchase or otherwise receive any shares of ENBHC Common Stock or any other security of ENBHC.

            4.2.2. ENBHC owns all of the capital stock of ENB, free and clear of any lien or encumbrance. Except for the ENBHC Subsidiaries, ENBHC does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of ENBHC Subsidiaries, equity interests held by ENBHC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of ENBHC Subsidiaries, including stock in the FHLB.

            4.2.3. Except as disclosed in ENBHC DISCLOSURE SCHEDULE 4.2.3, to ENBHC's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of ENBHC Common Stock.

            4.2.4. There are no options to purchase ENBHC Common Stock issued and outstanding.

      4.3. Authority; No Violation.

            4.3.1. ENBHC and ENB each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ENBHC and ENB, and of the engagement agreements referenced in Section 4.13, and the completion by ENBHC and ENB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of ENBHC and ENB, respectively, and, except for approval of the shareholders of ENBHC, no other corporate proceedings on the part of ENBHC or ENB are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement, and the engagement agreements referenced in Section 4.13, have been duly and validly executed and delivered by ENBHC and ENB, and the Bank Merger has been duly and validly approved by the Board of Directors of ENB, and by ENBHC in its capacity as sole shareholder of ENB, and subject to approval by the shareholders of ENBHC of the Agreement and receipt of the required approvals of the Bank Regulators described in Section 8.4 hereof, constitutes the valid and binding obligations of ENBHC and ENB, enforceable against ENBHC and ENB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to ENB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

            4.3.2. (A) The execution and delivery of this Agreement by ENBHC and ENB, and of the engagement agreements referenced in Section 4.13, (B) subject to receipt of approvals from the Bank Regulators referred to in Section 8.4 hereof, and ENBHC's and Provident Bancorp's compliance with any conditions contained therein, and subject to the receipt of the approval of ENBHC's and Provident Bancorp's shareholders, the consummation of the transactions contemplated hereby, and (C) compliance by ENBHC and ENB with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of ENBHC or any ENBHC Subsidiary or the articles of association and bylaws of ENB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ENBHC or any ENBHC Subsidiary or any of their respective properties or assets; or (iii) except as set forth in ENBHC DISCLOSURE SCHEDULE 4.3.2, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ENBHC or ENB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which ENBHC or ENB is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on ENBHC and the ENBHC Subsidiaries taken as a whole.

      4.4. Consents.

      Except for the consents, waivers, approvals, filings and registrations from or with the Bank Regulators referred to in Section 8.4 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of ENBHC and Provident Bancorp, no consents, waivers or approvals of, or filings or registrations with, any Bank Regulator are necessary, and, to ENBHC's Knowledge and except as disclosed in the ENBHC DISCLOSURE SCHEDULE 4.4, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by ENBHC and ENB, and (b) the completion by ENBHC and ENB of the Merger and the Bank Merger. ENBHC and ENB have no reason to believe that (i) any required approvals from a Bank Regulator or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

      4.5. Financial Statements.

            4.5.1. ENBHC has previously made available to Provident Bancorp the ENBHC Regulatory Reports. The ENBHC Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of ENBHC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

            4.5.2. ENBHC has previously made available to Provident Bancorp the ENBHC Financial Statements. The ENBHC Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of ENBHC and the ENBHC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

            4.5.3. At the date of each balance sheet included in the ENBHC Financial Statements or the ENBHC Regulatory Reports, ENBHC did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such ENBHC Financial Statements or ENBHC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      4.6. Taxes.

      ENBHC and the ENBHC Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). ENBHC, or the appropriate ENBHC Subsidiary, has duly filed all federal, state and material local tax returns required to be filed by or with respect to ENBHC and every ENBHC Subsidiary on or prior to the Closing Date (all such returns, to ENBHC's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which
(i) have been incurred by ENBHC and any ENBHC Subsidiary; (ii) are due or claimed to be due from ENBHC or any ENBHC Subsidiary by any taxing authority or
(ii) are due pursuant to any written tax sharing agreement, in each case on or prior to the Closing Date, other than taxes or other charges which (x) are not delinquent, (y) are being contested in good faith, or (z) have not yet been fully determined. As of the date of this Agreement, ENBHC has received no written notice of, and to ENBHC's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of ENBHC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where ENBHC or any of its Subsidiaries do not file tax returns that ENBHC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.6, ENBHC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. ENBHC and each of its Subsidiaries has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and ENBHC and each of its Subsidiaries, to ENBHC's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

      4.7. No Material Adverse Effect.

      ENBHC and the ENBHC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2002, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on ENBHC and the ENBHC Subsidiaries, taken as a whole.

      4.8. Material Contracts; Leases; Defaults.

            4.8.1. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.8.1, neither ENBHC nor any ENBHC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of ENBHC or any ENBHC Subsidiary, except for "at will" arrangements;

(ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of ENBHC or any ENBHC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of ENBHC or any ENBHC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by ENBHC or any ENBHC Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ENBHC or any ENBHC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to New Provident Bancorp or any New Provident Bancorp Subsidiary;
(vi) any agreement, written or oral, that obligates ENBHC or any ENBHC Subsidiary for the payment of more than $20,000 annually; or (vii) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by ENBHC or any ENBHC Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

            4.8.2. Each real estate lease that may require the consent of the lessor or its agent resulting from the Merger or the merger of ENB into Provident Bank by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in ENBHC DISCLOSURE SCHEDULE 4.8.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither ENBHC nor any ENBHC Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            4.8.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.8.1 and 4.8.2 have been made available to Provident Bancorp on or before the date hereof, are listed on ENBHC DISCLOSURE SCHEDULE 4.8.1 and 4.8.2 and are in full force and effect on the date hereof and neither ENBHC nor any ENBHC Subsidiary (nor, to the Knowledge of ENBHC, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Except as listed on ENBHC DISCLOSURE SCHEDULE 4.8.3, no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.8.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which ENBHC or any ENBHC Subsidiary is a party or under which ENBHC or any ENBHC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.8.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of ENBHC or any ENBHC Subsidiary or upon the occurrence of a subsequent event; or (y) requires ENBHC or any ENBHC Subsidiary to provide a benefit in the form of ENBHC Common Stock or determined by reference to the value of ENBHC Common Stock.

      4.9. Ownership of Property; Insurance Coverage.

            4.9.1. ENBHC and each ENBHC Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by ENBHC or each ENBHC Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the ENBHC Regulatory Reports and in the ENBHC Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except as listed on ENBHC DISCLOSURE SCHEDULE 4.9 and except for (i) those items which secure liabilities for public or statutory obligations or any discount with, inter-bank credit facilities, or any transaction by an ENBHC Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. ENBHC and the ENBHC Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by ENBHC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the ENBHC Financial Statements.

            4.9.2. With respect to all material agreements pursuant to which ENBHC or any ENBHC Subsidiary has purchased securities subject to an agreement to resell, if any, ENBHC or such ENBHC Subsidiary, as the case may be, has a lien or security interest (which to ENBHC's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            4.9.3. ENBHC and each ENBHC Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither ENBHC nor any ENBHC Subsidiary, except as disclosed in ENBHC DISCLOSURE
SCHEDULE 4.9.3, has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by ENBHC or any ENBHC Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years ENBHC and each ENBHC Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. ENBHC DISCLOSURE SCHEDULE 4.9.3 identifies all policies of insurance maintained by ENBHC and each ENBHC Subsidiary.

      4.10. Legal Proceedings.

      Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.10, neither ENBHC nor any ENBHC Subsidiary is a party to any, and there are no pending or, to ENBHC's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against ENBHC or any ENBHC Subsidiary (other than routine bank regulatory examinations) or (ii) to which ENBHC or any ENBHC Subsidiary's assets are or may be subject, except for any proceedings, claims, actions, investigations or inquiries which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on ENBHC and the ENBHC Subsidiaries, taken as a whole. There are no legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations challenging the validity or propriety of any of the transactions and/or agreements contemplated by, referred to in or related to this Agreement (including the schedules hereto).

      4.11. Compliance With Applicable Law.

            4.11.1. To ENBHC's Knowledge, each of ENBHC and each ENBHC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither ENBHC nor any ENBHC Subsidiary has received any written notice to the contrary.

            4.11.2. Each of ENBHC and each ENBHC Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of ENBHC, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.4.

            4.11.3. For the period beginning January 1, 1998, neither ENBHC nor any ENBHC Subsidiary has received any written notification or to ENBHC's Knowledge any other communication from any Bank Regulator (i) asserting that ENBHC or any ENBHC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ENBHC or any ENBHC Subsidiary; (iii) requiring or threatening to require ENBHC or any ENBHC Subsidiary, or indicating that ENBHC or any

ENBHC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of ENBHC or any ENBHC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ENBHC or any ENBHC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither ENBHC nor any ENBHC Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to ENB as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

      4.12. Employee Benefit Plans.

            4.12.1. ENBHC DISCLOSURE SCHEDULE 4.12.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by ENBHC or any ENBHC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of ENBHC or any ENBHC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). Neither ENBHC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, provided, however, that ENBHC and its Subsidiaries expressly reserve the right to amend the ENB Profit Sharing Plan and the ENB Pension Plan prior to the Closing Date to provide for the full vesting of all participants under those plans. ENBHC has made available to Provident Bancorp true and correct copies of the Compensation and Benefit Plans.

            4.12.2. To the Knowledge of ENBHC and except as disclosed in ENBHC DISCLOSURE SCHEDULE 4.12.2, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and ENBHC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of ENBHC, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither ENBHC nor any ENBHC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ENBHC or any ENBHC Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            4.12.3. No liability, other than (a) PBGC premiums arising in the ordinary course of business, or (b) any employer contribution required under the terms of any ENBHC Defined Benefit Plan (as defined herein) has been or is expected by ENBHC or any of its Subsidiaries to be incurred with respect to any ENBHC Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("ENBHC Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by ENBHC or any entity which is considered one employer with ENBHC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of ENBHC and any ENBHC Subsidiary, except as set forth in ENBHC DISCLOSURE SCHEDULE 4.12.3, no ENBHC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.12.3, the fair market value of the assets of each ENBHC Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such ENBHC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective ENBHC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such ENBHC Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any ENBHC Defined Benefit Plan within the 12-month period ending on the date hereof. Neither ENBHC nor any of its Subsidiaries has provided, or is required to provide, security to any ENBHC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither ENBHC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of ENBHC, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

            4.12.4. All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan to which ENBHC or any ENBHC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on ENBHC's consolidated financial statements to the extent required by GAAP. ENBHC and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

            4.12.5. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.12.5, neither ENBHC nor any ENBHC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.12.5, there has been no communication to employees by ENBHC or any ENBHC Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

            4.12.6. ENBHC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

            4.12.7. With respect to each Compensation and Benefit Plan, if applicable, ENBHC has provided or made available to Provident Bancorp copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

            4.12.8. Except as disclosed in ENBHC DISCLOSURE SCHEDULE 4.12.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

            4.12.9. Except as disclosed in ENBHC DISCLOSURE SCHEDULE 4.12.9, neither ENBHC nor any ENBHC Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

            4.12.10. To the Knowledge of ENBHC, the consummation of the Mergers will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of ENBHC or any ENBHC Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code), except as set forth in ENBHC DISCLOSURE SCHEDULE 4.12.10.

            4.12.11. There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

            4.12.12. ENBHC DISCLOSURE SCHEDULE 4.12.12 sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all employees of ENB or ENBHC, their title and rate of salary, their date of hire and any changes in their rate of salary or title effected since December 31, 2002. ENBHC DISCLOSURE SCHEDULE 4.12.12 also sets forth any changes to any Compensation and Benefit Plan since December 31, 2002.

      4.13. Brokers, Finders and Financial Advisors.

      Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.13, neither ENBHC nor any ENBHC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments including to those it has professionally engaged and disclosed in ENBHC DISCLOSURE SCHEDULE 4.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement.

      4.14. Environmental Matters.

            4.14.1. Except as may be set forth in ENBHC DISCLOSURE SCHEDULE 4.14, with respect to ENBHC and each ENBHC Subsidiary:

                  (A) Each of ENBHC and the ENBHC Subsidiaries, the Participation Facilities, and, to ENBHC's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to ENBHC's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the ENBHC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the ENBHC Subsidiaries or any Participation Facility;

                  (C) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to ENBHC's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or ENBHC or any of the ENBHC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (D) To ENBHC's Knowledge, the properties currently owned or operated by ENBHC or any ENBHC Subsidiary (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                  (E) Neither ENBHC nor any ENBHC Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (F) To ENBHC's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by ENBHC or any of the ENBHC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by ENBHC or any of the ENBHC Subsidiaries or any Participation Facility; and

                  (G) To ENBHC's Knowledge, during the period of (s) ENBHC's or any of the ENBHC Subsidiaries' ownership or operation of any of their respective current properties or (t) ENBHC's or any of the ENBHC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties. To ENBHC's Knowledge, prior to the period of (x) ENBHC's or any of the ENBHC Subsidiaries' ownership or operation of any of their respective current properties or (y) ENBHC's or any of the ENBHC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

                  (H) Neither ENB nor any other ENBHC Subsidiary has conducted any environmental studies during the past ten years with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

            4.14.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      4.15. Loan Portfolio.

            4.15.1. The allowance for loan losses reflected in ENBHC's audited consolidated statement of financial condition at December 31, 2002 was, and the allowance for loan losses shown on the balance sheets in ENBHC's Financial Statements for periods ending after December 31, 2002 will be, adequate, as of the dates thereof, under GAAP.

            4.15.2. ENBHC DISCLOSURE SCHEDULE 4.15.2 sets forth a listing, as of June 30, 2003, by account, of: (A) all loans (including loan participations) of ENB or any other ENBHC Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of ENB or any other ENBHC Subsidiary which have been terminated by ENB or any other ENBHC Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which ENB or any other ENBHC Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from ENB or any other ENBHC Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein ENB or any other ENBHC Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults;
(E) each borrower, customer or other party which has notified ENB or any other ENBHC Subsidiary during the past twelve months of, or has asserted against ENB or any other ENBHC Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of ENB, each borrower, customer or other party which has given ENB or any other ENBHC Subsidiary any oral notification of, or orally asserted to or against ENB or any other ENBHC Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by ENB or any ENB Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE
4.15.2 may exclude any individual loan with a principal outstanding balance of less than $20,000, provided that DISCLOSURE SCHEDULE 4.15.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $20,000 that have been excluded.

            4.15.3. All loans receivable (including discounts) and accrued interest entered on the books of ENBHC and the ENBHC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of ENBHC's or the appropriate ENBHC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in ENBHC DISCLOSURE
SCHEDULE 4.15.3. To the Knowledge of ENBHC, the loans, discounts and the accrued interest reflected on the books of ENBHC and the ENBHC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in ENBHC DISCLOSURE
SCHEDULE 4.15.3, all such loans are owned by ENBHC or the appropriate ENBHC Subsidiary free and clear of any liens.

      The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

      4.16. Related Party Transactions.

      Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.16, neither ENBHC nor any ENBHC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of ENBHC or any ENBHC Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of ENBHC or any ENBHC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither ENBHC nor any ENBHC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by ENBHC is inappropriate.

      4.17. Schedule of Termination Benefits.

      ENBHC DISCLOSURE SCHEDULE 4.17 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by ENBHC or any ENBHC Subsidiary for the benefit of officers or directors of ENBHC or any ENBHC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 2003 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule. No other individuals are entitled to benefits under any such plans.

      4.18. Deposits.

      Except as set forth in ENBHC DISCLOSURE SCHEDULE 4.18, none of the deposits of ENBHC or any ENBHC Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

      4.19. Antitakeover Provisions Inapplicable.

      The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of the NYBCL ("Takeover Laws") applicable to ENBHC or any ENBHC Subsidiary. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of ENBHC Common Stock is required to approve this Agreement under ENBHC's certificate of incorporation and the NYBCL.

      4.20. Registration Obligations.

      Neither ENBHC nor any ENBHC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

      4.21. Risk Management Instruments.

      All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for ENBHC's own account, or for the account of one or more of ENBHC's Subsidiaries or their customers (all of which are set forth in ENBHC DISCLOSURE SCHEDULE 4.21), were entered into in accordance with commercially reasonable business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of ENBHC and each ENBHC Subsidiary, with counterparties believed to be financially responsible at the time; and to ENBHC's and ENBHC Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of ENBHC or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither ENBHC nor any ENBHC Subsidiary, nor to the Knowledge of ENBHC any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

      4.22. Fairness Opinion.

      The Board of Directors of ENBHC has received an opinion from Endicott Financial Advisors, LLC to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of ENBHC pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

      4.23. Trust Accounts.

      Neither ENBHC, ENB nor any ENBHC Subsidiary conducts any trust business.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF PROVIDENT BANCORP

      Provident Bancorp, New Provident Bancorp, the Mutual Company and Provident Bank represent and warrant to ENBHC and ENB that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the PROVIDENT BANCORP DISCLOSURE SCHEDULE delivered by Provident Bancorp to ENBHC on the date hereof. Provident Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the PROVIDENT BANCORP DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the PROVIDENT BANCORP

DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Provident Bancorp shall include the Knowledge of the Mutual Company, New Provident Bancorp and Provident Bank.

      5.1. Organization.

            5.1.1. Provident Bancorp is a corporation duly organized, validly existing and in good standing under federal law, and is duly registered as a savings and loan holding company under the HOLA. New Provident Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and upon completion of the Conversion, New Provident Bancorp will be duly registered as a savings and loan holding company under the HOLA. Each of Mutual Company and Provident Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Mutual Company or Provident Bancorp.

            5.1.2. Provident Bank is a savings association organized, validly existing and in good standing under federal law. The deposits of Provident Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

            5.1.3. Provident Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

            5.1.4. Provident Municipal Bank is a commercial bank organized, validly existing and in good standing under the laws of the State of New York. The deposits of Provident Municipal Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

            5.1.5. The respective minute books of Mutual Company, Provident Bancorp and each Provident Bancorp Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

            5.1.6. Prior to the date of this Agreement, Provident Bancorp has made available to ENBHC true and correct copies of the articles or certificate of incorporation and bylaws of New Provident Bancorp, Provident Bancorp and Provident Bank.

      5.2. Capitalization.

            5.2.1. The authorized capital stock of Provident Bancorp consists of 20,000,000 shares of common stock, $0.10 par value, of which 7,959,260 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 10,000,000 shares of preferred stock, $0.10 par value ("Provident Bancorp Preferred Stock"), none of which are outstanding. There are 320,740 shares of Provident Bancorp Common Stock held by Provident

Bancorp as treasury stock. Neither Provident Bancorp, New Provident Bancorp nor any Provident Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of New Provident Bancorp and Provident Bancorp Common Stock, or any other security of New Provident Bancorp and Provident Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of New Provident Bancorp or Provident Bancorp Common Stock or any other security of New Provident Bancorp or Provident Bancorp, other than shares issuable under the Provident Bancorp Option Plans, and as to New Provident Bancorp other than subscription rights issuable in connection with the Conversion.

            5.2.2. Provident Bancorp owns all of the capital stock of Provident Bank free and clear of any lien or encumbrance. Following completion of the Conversion, New Provident Bancorp will own all of the capital stock of Provident Bank free and clear of any lien or encumbrance. Provident Bank owns all of the capital stock of Provident Municipal Bank free and clear of any lien or encumbrance

            5.2.3. To the Knowledge of Provident Bancorp, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Mutual Company or as set forth in Provident Bancorp's proxy statement for the annual meeting of shareholders following the year ended September 30, 2002, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Provident Bancorp Common Stock.

      5.3. Authority; No Violation.

            5.3.1. New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank and the completion by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, respectively, and, except for approval of the shareholders of Provident Bancorp and the Depositors of Provident Bank, no other corporate proceedings on the part of New Provident Bancorp, Mutual Company, Provident Bancorp or Provident Bank are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, and the Bank Merger has been duly and validly approved by the Board of Directors of Provident Bank, and by New Provident Bancorp and Provident Bancorp in their capacity as sole shareholder of Provident Bank, and subject to approval by the shareholders of Provident Bancorp and the Depositors and receipt of the required approvals of Bank Regulators described in Section 8.4 hereof, constitutes the valid and binding obligations of New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, enforceable against New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Provident Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

            5.3.2. (A) The execution and delivery of this Agreement by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank, (B) subject to receipt of approvals from the Bank Regulators referred to in Section
8.4 hereof, and compliance by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank with any conditions contained therein, and subject to the receipt of the approval of the Depositors and the shareholders of Provident Bancorp, the consummation of the transactions contemplated hereby, and (C) compliance by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of New Provident Bancorp, Mutual Company, Provident Bancorp or any Provident Bancorp Subsidiary or the charter and bylaws of Provident Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Provident Bancorp, Mutual Company or any Provident Bancorp Subsidiary or any of their respective properties or assets; or
(iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Provident Bancorp, Mutual Company, Provident Bank or any Provident Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Provident Bancorp taken as a whole.

      5.4. Consents.

      Except for the consents, waivers, approvals, filings and registrations from or with the Bank Regulators referred to in Section 8.4 hereof and compliance with any conditions contained therein, and the requisite vote of the shareholders of Provident Bancorp and the Depositors, no consents, waivers or approvals of, or filings or registrations with, any Bank Regulator are necessary, and, to the Knowledge of Provident Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, and (b) the completion by New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank of the Merger and the Bank Merger. Provident Bancorp has no reason to believe that (i) any required approvals from a Bank Regulator or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

      5.5. Financial Statements.

            5.5.1. Provident Bancorp has previously made available to ENBHC the Provident Bancorp Statements. The Provident Bancorp Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Provident Bancorp and the Provident Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

            5.5.2. At the date of each balance sheet included in the Provident Bancorp Statements, Provident Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Provident Bancorp Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      5.6. Taxes.

      Provident Bancorp and the Provident Bancorp Subsidiaries are members of the same affiliated group within the meaning of Code Section 1505(a). Provident Bancorp or the appropriate Provident Bancorp Subsidiary has duly filed all federal, state and material local tax returns required to be filed by or with respect to Provident Bancorp and each Provident Bancorp Subsidiary on or prior to the Closing Date (all such returns, to the Knowledge of Provident Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which
(i) have been incurred by Provident Bancorp or the appropriate Provident Bancorp Subsidiary, (ii) are due or claimed to be due from Provident Bancorp and any Provident Bancorp Subsidiary by any taxing authority, or (iii) are due pursuant to any written tax sharing agreement, in each case on or prior to the Closing Date, other than taxes or other charges which (x) are not delinquent, (y) are being contested in good faith, or (z) have not yet been fully determined. As of the date of this Agreement, Provident Bancorp has received no notice of, and to the Knowledge of Provident Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Provident Bancorp or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Provident Bancorp or any of its Subsidiaries do not file tax returns that Provident Bancorp or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.6, Provident Bancorp and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Provident Bancorp and each of its Subsidiaries has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and New Provident Bancorp and Provident Bancorp and each of its Subsidiaries, to the Knowledge of Provident Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

      5.7. No Material Adverse Effect.

      Provident Bancorp, taken as a whole, has not suffered any Material Adverse Effect since September 30, 2002, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Provident Bancorp and the Provident Bancorp Subsidiaries, taken as a whole.

      5.8. Ownership of Property; Insurance Coverage.

            5.8.1. Provident Bancorp and each Provident Bancorp Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by Provident Bancorp or each Provident Bancorp Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Provident Bancorp Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Provident Bancorp Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Provident Bancorp and the Provident Bancorp Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Provident Bancorp and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

            5.8.2. Provident Bancorp and each Provident Bancorp Subsidiary currently maintain insurance considered by Provident Bancorp to be reasonable for their respective operations.

      5.9. Legal Proceedings.

      Except as disclosed in PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.9, as of the date of this Agreement, neither Provident Bancorp nor any Provident Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Provident Bancorp, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against New Provident Bancorp and Provident Bancorp or any Provident Bancorp Subsidiary, or (ii) to which New Provident Bancorp and Provident Bancorp or any Provident Bancorp Subsidiary's assets are or may be subject, except for any proceedings, claims, actions, investigations or inquiries which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Provident Bancorp, taken as a whole.

      5.10. Compliance With Applicable Law.

            5.10.1. To the Knowledge of Provident Bancorp, each of Provident Bancorp and each Provident Bancorp Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Provident Bancorp nor any Provident Bancorp Subsidiary has received any written notice to the contrary.

            5.10.2. Each of New Provident Bancorp and Provident Bancorp and each Provident Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Provident Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.4.

            5.10.3. For the period beginning October 1, 1998, neither New Provident Bancorp, Provident Bancorp nor any Provident Bancorp Subsidiary has received any written notification or, to the Knowledge of Provident Bancorp, any other communication from any Bank Regulator (i) asserting that New Provident Bancorp, Provident Bancorp or any Provident Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Provident Bancorp;
(iii) requiring or threatening to require New Provident Bancorp, Provident Bancorp or any Provident Bancorp Subsidiary, or indicating that New Provident Bancorp, Provident Bancorp or any Provident Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of New Provident Bancorp, Provident Bancorp or any Provident Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of New Provident Bancorp, Provident Bancorp or any Provident Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither New Provident Bancorp, Provident Bancorp nor any Provident Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Provident Bank and each Bank Affiliate as to compliance with the Community Reinvestment Act CRA is satisfactory or better.

      5.11. Employee Benefit Plans.

            5.11.1. PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.11.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by Provident Bancorp or any Provident Bancorp Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of Provident Bancorp or any Provident Bancorp Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Provident Compensation and Benefit Plans"). Provident Bancorp has made available to ENBHC true and correct copies of the Provident Compensation and Benefit Plans.

            5.11.2. To the Knowledge of Provident Bancorp and except as disclosed in PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.11.2, each Provident Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Provident Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Provident Bancorp is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Provident Bancorp, threatened action, suit or claim relating to any of the Provident Compensation and Benefit Plans (other than routine claims for benefits). Neither Provident Bancorp nor any Provident Bancorp Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Provident Compensation and Benefit Plan that would reasonably be expected to subject Provident Bancorp or any Provident Bancorp Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            5.11.3. No liability, other than (a) PBGC premiums arising in the ordinary course of business, and (b) employer contributions required under the terms of any Provident Compensation and Benefit Plan has been or is expected by Provident Bancorp or any of its Subsidiaries to be incurred with respect to any Provident Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("Provident Bancorp Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Provident Bancorp or any entity which is considered one employer with Provident Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of Provident Bancorp and any Provident Bancorp Subsidiary, except as set forth in PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.11.3, no Provident Bancorp Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.11.3, the fair market value of the assets of each Provident Bancorp Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section

4001(a)(16) of ERISA) under such Provident Bancorp Defined Benefit Plan as of the end of the most recent plan year with respect to the respective Provident Bancorp Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Provident Bancorp Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Provident Bancorp Defined Benefit Plan within the 12-month period ending on the date hereof. Neither Provident Bancorp nor any of its Subsidiaries has provided, or is required to provide, security to any Provident Bancorp Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither Provident Bancorp, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of Provident Bancorp, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Provident Compensation and Benefit Plan or any ERISA Affiliate Plan.

            5.11.4. All material contributions required to be made under the terms of any Provident Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made, and all anticipated contributions and funding obligations are accrued on Provident Bancorp's consolidated financial statements to the extent required by GAAP. Provident Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Provident Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

            5.11.5. With respect to each Provident Compensation and Benefit Plan, if applicable, Provident Bancorp has provided or made available to ENBHC copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

      5.12. Environmental Matters.

            5.12.1. To the Knowledge of Provident Bancorp, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Provident Bancorp or any of Provident Bancorp Subsidiary. To the Knowledge of Provident Bancorp, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Provident Bancorp or any Provident Bancorp Subsidiary by reason of any Environmental Laws. Neither Provident Bancorp nor any Provident Bancorp Subsidiary has received any written notice from any Person that Provident Bancorp or any Provident Bancorp Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Provident Bancorp or any Provident Bancorp Subsidiary.

            5.12.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Provident Bancorp's Knowledge, threatened, before any court, governmental agency or other forum against Provident Bancorp or any New Provident Bancorp Subsidiary
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the Provident Bancorp.

      5.13. Loan Portfolio.

            5.13.1. The allowance for possible losses reflected in Provident Bancorp's audited statement of condition at September 30, 2002 was, and the allowance for possible losses shown on the balance sheets in Provident Bancorp's Securities Documents for periods ending after September 30, 2002 will be, adequate, as of the dates thereof, under GAAP.

            5.13.2. PROVIDENT BANCORP DISCLOSURE SCHEDULE 5.13 sets forth a listing, as of May 31, 2003, all loans of Provident Bancorp and any Provident Bancorp Subsidiary, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by of Provident Bancorp and any Provident Bancorp Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.13 may exclude any individual loan with a principal outstanding balance of less than $50,000.

            5.13.3. All loans receivable (including discounts) and accrued interest entered on the books of Provident Bancorp and the each Provident Bancorp Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

            5.13.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

      5.14. Securities Documents.

      Provident Bancorp has made available to ENBHC copies of its (i) annual reports on Form 10-K for the years ended September 30, 2002 and 2001, (ii) quarterly report on Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2003 and 2002. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

      5.15. Deposits.

      None of the deposits of any Provident Bancorp Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

      5.16. Antitakeover Provisions Inapplicable.

      The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to New Provident Bancorp or any New Provident Bancorp and Provident Bancorp Subsidiary. The affirmative vote of a majority of the issued and outstanding shares of Provident Bancorp Common Stock is required to approve the Merger (it being understood that the affirmative vote of at least two-thirds of the issued and outstanding shares of Provident Bancorp Common Stock is required to approve the Conversion and the transactions incident thereto).

      5.17. Risk Management Instruments.

      All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Provident Bancorp's own account, or for the account of one or more of Provident Bancorp's Subsidiaries or their customers, were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Provident Bancorp, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Provident Bancorp or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Provident Bancorp nor any of its Subsidiaries, nor to the Knowledge of Provident Bancorp any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

      5.18. Brokers, Finders and Financial Advisors.

      Neither Provident Bancorp nor any Provident Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except as set forth in PROVIDENT BANCORP DISCLOSURE SCHEDULE Section 5.18.

                                   ARTICLE VI
                               COVENANTS OF ENBHC

      6.1. Conduct of Business.

            6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Provident Bancorp (which consent will not be unreasonably withheld, conditioned or delayed, provided that Provident Bancorp shall be deemed to have consented to any written request as to which it has not responded within ten (10) business days of receiving the written request), ENBHC will: operate its business, and it will cause each of the ENBHC Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i) adversely affect the ability of ENBHC, or to ENBHC's knowledge, Provident Bancorp to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

            6.1.2. Negative Covenants. ENBHC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by Provident Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed, provided that Provident Bancorp shall be deemed to have consented to any written request as to which it has not responded within ten business days of receiving the written request), ENBHC and ENB will not, and will cause each of the ENBHC Subsidiaries not to:

                  (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

                  (B) change the number of authorized or issued shares of its capital stock, issue any shares that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) ENBHC may continue to pay its regular quarterly cash dividend per share and may pay an annual special dividend, in each case consistent, as to amount (no greater) and timing, with dividends paid in calendar 2002, and with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by ENBHC prior to the Effective Time and the payment thereof shall be coordinated with Provident Bancorp so that holders of ENBHC Common Stock do not receive dividends on both ENBHC Common Stock and New Provident Bancorp Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the ENBHC Common Stock or New Provident Bancorp Common Stock received in the Merger in respect of such quarter); and (B) ENB may pay dividends to ENBHC in amounts sufficient to enable ENBHC to pay dividends on its common stock as permitted by this Agreement;

                  (C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

                  (D) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                  (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on ENBHC DISCLOSURE SCHEDULE 4.8.1 and 4.12.1 or (ii) as to non-executive employees, merit pay increases or bonuses consistent with past practice; and (iii) the payment of bonuses with respect to the calendar year ending December 31, 2003 (and if the Effective Time is after March 31, 2004, pro-rata bonuses for the portion of the calendar year 2004 that precedes the Effective Time) consistent with past practice as to amounts and positions covered, the expenses of which have been and will continue to be accrued in accordance with GAAP, provided that certain individuals will be paid their bonuses for the year ending December 31, 2003 in December 2003 if requested by Provident Bancorp, (iv) ENB may hire at-will employees to fill vacancies that may from time to time arise in the ordinary course of business. In addition, ENBHC may agree to pay employees of ENBHC or ENB, who are identified by ENBHC and agreed to by Provident Bancorp, a retention bonus in an individual amount to be agreed to by ENBHC and Provident Bancorp and in an aggregate amount as to all retention bonuses not in excess of $100,000. A retention bonus would be paid in the event that the agreed upon employee remains in the employ of ENBHC or ENB through the Effective Time and as an employee of Provident Bank for a period not to exceed 90 days thereafter (or is terminated without cause prior to such date but after the Effective Time);

                  (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                  (G) merge or consolidate ENBHC or any ENBHC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of ENBHC or any ENBHC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between ENBHC, or any ENBHC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any ENBHC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

                  (H) sell or otherwise dispose of the capital stock of ENBHC or sell or otherwise dispose of any asset of ENBHC or of any ENBHC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of ENBHC or of any ENBHC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (I) take any action which would result in any of the representations and warranties of ENBHC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law or regulation or by any Bank Regulators;

                  (J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating ENBHC or ENB;

                  (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which ENBHC or any ENBHC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (L) purchase any equity securities, or purchase any security for its investment portfolio inconsistent with ENBHC's or any ENBHC Subsidiary's current investment policy, or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                  (M) purchase any security for its investment portfolio other than (i) a security issued by the United States Government, any agency of the United States, or any United States Government-sponsored agency ("Government Securities"), with a purchase price equal to or less than 101% of its face value, and provided further: with respect to fixed rate Government Securities, those with a remaining non-amortizing term to maturity of not more than five (5) years, or a remaining self-amortizing term to maturity of not more than ten (10) years; and with respect to adjustable rate Government Securities, those with a remaining non-amortizing term to maturity of not more than five (5) years, or a remaining self-amortizing term to maturity of not more than thirty (30) years, and which permit annual rate adjustments of at least 2% and lifetime rate adjustments of at least 10% or (ii) any security up to $1,000,000 issued by a New York State municipality, school district or fire district and representing its general obligation. Within fifteen days of the end of each month, ENB will provide a written report to Provident Bank detailing all purchases of securities during the prior month;

                  (N) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the ENBHC DISCLOSURE SCHEDULE 6.1.2(N), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $500,000 in the aggregate for unsecured loans and $1,500,000 in the aggregate for secured loans. In addition, the following require the prior consent of Provident Bancorp: a residential loan of $250,000 or greater; an unsecured loan of $250,000 or greater; a secured commercial business loan of $350,000 or greater; and a commercial real estate loan of $1,000,000 or greater;

                  (O) except as set forth on the ENBHC DISCLOSURE SCHEDULE 6.1.2(O), enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit transactions and, with respect to renewals, extensions or modifications, loan transactions in the ordinary course of business (which shall not include entering into a new loan transaction with an Affiliate);

                  (P) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (Q) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                  (R) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

                  (S) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any ENBHC Employee Plan;

                  (T) except as set forth in ENBHC DISCLOSURE SCHEDULE 6.1.2(T), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (U) except as set forth in ENBHC DISCLOSURE SCHEDULE 6.1.2(U), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by ENBHC or ENB of more than $15,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof; or

                  (W) agree to do any of the foregoing.

      6.2. Current Information.

      6.2.1 During the period from the date of this Agreement to the Effective Time, ENBHC and ENB will cause one or more of its representatives to confer with representatives of Provident Bancorp and report the general status of its ongoing operations at such times as Provident Bancorp may reasonably request, which shall include, but not be limited to, discussion of the possible termination by ENBHC and ENB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by ENBHC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that ENBHC shall not be obligated to take any such action prior to the Effective Time and, unless ENBHC otherwise agrees, no conversion shall take place prior to the Effective Time. ENBHC will promptly notify Provident Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving ENBHC or any ENBHC Subsidiary.

      6.2.2. ENB and Provident Bank shall meet on a regular basis to discuss and plan for the conversion of ENB's data processing and related electronic informational systems to those used by Provident Bank, which planning shall include, but not be limited to, discussion of the possible termination by ENB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by ENB in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that ENB shall not be obligated to take any such action prior to the Effective Time and, unless ENB otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that ENB takes, at the request of Provident Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Provident Bank shall indemnify ENB for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by ENBHC, or a termination of this Agreement under Section 11.1.9 or 11.1.10.

      6.2.3. ENB shall provide Provident Bank, within ten (10) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No.15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a bi-weekly basis, ENBHC shall provide Provident Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

      6.3. Access to Properties and Records.

      Subject to Section 12.1 hereof, ENBHC and ENB shall permit Provident Bancorp reasonable access upon reasonable notice to its properties and those of the ENBHC Subsidiaries, and shall disclose and make available to Provident Bancorp during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Provident Bancorp may have a reasonable interest; provided, however, that ENBHC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. ENBHC shall provide and shall request its auditors to provide Provident Bancorp with such historical financial information regarding it (and related audit reports and consents) as Provident Bancorp may reasonably request for securities disclosure purposes. Provident Bancorp shall use commercially reasonable efforts to minimize any interference with ENBHC's regular business operations during any such access to ENBHC's property, books and records. ENBHC and each ENBHC Subsidiary shall permit Provident Bancorp, at its expense, to cause a "Phase I environmental audit" and a "Phase II environmental audit" to be performed at any physical location owned or occupied by ENBHC or any ENBHC Subsidiary.

      6.4. Financial and Other Statements.

            6.4.1. Promptly upon receipt thereof, ENBHC will furnish to Provident Bancorp copies of each annual, interim or special audit of the books of ENBHC and the ENBHC Subsidiaries made by its independent accountants and copies of all internal control reports submitted to ENBHC by such accountants in connection with each annual, interim or special audit of the books of ENBHC and the ENBHC Subsidiaries made by such accountants.

            6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the appropriate Bank Regulator, ENBHC will deliver to Provident

Bancorp the ENBHC Regulatory Reports filed by it with the Bank Regulators. ENBHC will furnish to Provident Bancorp copies of all documents, statements and reports as it or any ENBHC Subsidiary shall send to its shareholders, the Bank Regulators or any other regulatory authority, except as legally prohibited thereby. Within 25 days after the end of each month, ENBHC will deliver to Provident Bancorp a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

            6.4.3. ENBHC will advise Provident Bancorp promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of ENBHC or any of the ENBHC Subsidiaries.

            6.4.4. With reasonable promptness, ENBHC will furnish to Provident Bancorp such additional financial data as Provident Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

      6.5. Maintenance of Insurance.

      ENBHC and ENB shall maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by ENBHC and ENB and set forth in ENBHC DISCLOSURE
SCHEDULE 4.9.3.

      6.6. Disclosure Supplements.

      From time to time prior to the Effective Time, ENBHC and ENB will promptly supplement or amend the ENBHC DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such ENBHC DISCLOSURE SCHEDULE or which is necessary to correct any information in such ENBHC DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such ENBHC DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

      6.7. Consents and Approvals of Third Parties.

      ENBHC and ENB shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

      6.8. All Reasonable Efforts.

      Subject to the terms and conditions herein provided, ENBHC and ENB agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. A voting agreement in the form attached as Exhibit A to this Agreement shall be executed by each director and executive officer of ENBHC and ENB as of the date of this Agreement, or no later than 30 days following the execution of this Agreement.

      6.9. Failure to Fulfill Conditions.

      In the event that ENBHC determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Provident Bancorp.

      6.10. No Solicitation.

      From and after the date hereof until the termination of this Agreement, neither ENBHC, nor any ENBHC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by ENBHC or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and ENBHC shall notify Provident Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of ENBHC from furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire ENBHC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of ENBHC receives an opinion from its independent financial advisor (which may be the financial advisor in this transaction) that such proposal may be or could be superior to the Merger from a financial point-of-view to ENBHC's shareholders,
(B) the Board of Directors of ENBHC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such person may cause the Board of Directors of ENBHC to breach its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) ENBHC promptly notifies Provident Bancorp of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with ENBHC or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers, and (D) the ENBHC Shareholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving ENBHC or any of its subsidiaries:
(i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of ENBHC, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of ENBHC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      6.11. Reserves and Merger-Related Costs.

      Subject to compliance with GAAP, on or before the Effective Time, ENBHC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of ENBHC to those of Provident Bancorp (as such practices and methods are to be applied to ENBHC from and after the Closing Date) and Provident Bancorp's plans with respect to the conduct of the business of ENBHC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by ENBHC, provided, however, that ENBHC shall not be required to take such action unless Provident Bancorp agrees in writing that all conditions to closing set forth in Article IX have been satisfied or waived (except for the expiration of any applicable waiting periods) and that it is not aware of any fact or circumstance that would prevent completion of the Merger; and provided further that ENBHC shall not be required to take such action more than 30 days prior to the Effective Time. Prior to the delivery by Provident Bancorp of the writing referred to in the preceding sentence, ENBHC shall provide Provident Bancorp a written statement, certified without personal liability by the chief executive officer of ENBHC and dated the date of such writing, that the representation made in Section 4.15.1 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by ENBHC or any ENBHC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2 hereof.

      6.12. Board of Directors and Committee Meetings.

      ENBHC and ENB shall permit a representative of Provident Bancorp to attend any meeting of the Board of Directors of ENBHC and/or ENB or the Executive Committees thereof as an observer (the "Observer"),provided that neither ENBHC nor ENB shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of ENBHC or ENB or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty.

                                  ARTICLE VII
                         COVENANTS OF PROVIDENT BANCORP

      7.1. Conduct of Business.

      During the period from the date of this Agreement to the Effective Time, except with the written consent of ENBHC, which consent will not be unreasonably withheld, conditioned or delayed, each of the Mutual Company, New Provident Bancorp, Provident Bancorp or Provident Bank will conduct its business in the ordinary course consistent with past practices and will not take any action that would: (i) adversely affect the ability of any party to obtain the approvals from any Governmental Entity or the Bank Regulators required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Effective Time.

      7.2. Current Information.

      During the period from the date of this Agreement to the Effective Time, Provident Bancorp will cause one or more of its representatives to confer with representatives of ENBHC and report the general status of its ongoing operations, including the progress of the Merger and Conversion and furnish copies of such documents to ENBHC in connection therewith, at such times as ENBHC may reasonably request. Provident Bancorp will promptly notify ENBHC, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Provident Bancorp and any Provident Bancorp Subsidiary.

      7.3. Financial and Other Statements.

      As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Provident Bancorp will deliver to ENBHC the Securities Documents filed by it with the SEC under the Securities Laws. Provident Bancorp will furnish to ENBHC copies of all documents, statements and reports as it or New Provident Bancorp file with the OTS or any other regulatory authority with respect to the Merger and the Conversion.

      7.4. Disclosure Supplements.

      From time to time prior to the Effective Time, the Mutual Company, New Provident Bancorp, Provident Bancorp and Provident Bank will promptly supplement or amend the PROVIDENT BANCORP DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such PROVIDENT BANCORP DISCLOSURE SCHEDULE or which is necessary to correct any information in such PROVIDENT BANCORP DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such PROVIDENT BANCORP DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

      7.5. Consents and Approvals of Third Parties.

      The Mutual Company, New Provident Bancorp, Provident Bancorp and Provident Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons, including the Depositors and shareholders of Provident Bancorp necessary or desirable for the consummation of the transactions contemplated by this Agreement, including the Conversion.

      7.6. All Reasonable Efforts.

      Subject to the terms and conditions herein provided, the Mutual Company, New Provident Bancorp, Provident Bancorp and Provident Bank agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Conversion.

      7.7. Failure to Fulfill Conditions.

      In the event that the Mutual Company, New Provident Bancorp, Provident Bancorp or Provident Bank determine that a condition to its obligation to complete the Merger or Conversion cannot be fulfilled and that it will not waive that condition, it will promptly notify ENBHC.

      7.8. Employee Benefits.

            7.8.1. Provident Bancorp will review all ENBHC Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. All ENBHC Employees who become participants in a Provident Bancorp Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for pension benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of ENBHC or an ENBHC Subsidiary or any predecessor thereto prior to the Effective Time, except with respect to the Provident Bank ESOP.

            7.8.2. New Provident Bancorp and/or Provident Bancorp shall assume and honor in accordance with their terms and PROVIDENT BANCORP DISCLOSURE
SCHEDULE 7.8.2 all employment, severance (including the ENB Severance Plan) and other compensation agreements, plans and arrangements existing prior to the execution of this Agreement which are between ENBHC or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in ENBHC DISCLOSURE SCHEDULE 5.11.1. ENBHC shall obtain from each of the individuals named in ENBHC DISCLOSURE SCHEDULE 7.8.2 an agreement (a "Settlement Agreement"), in a form acceptable to Provident Bancorp, to accept in full settlement of his or her rights under employment and change in control agreements or under the specified Compensation and Benefits Plans the amounts and benefits determined under his or her Settlement Agreement. As to, and only as to, each individual who enters into a Settlement Agreement, New Provident Bancorp and/or Provident Bancorp acknowledges and agrees that (i) the Merger constitutes a "Change of Control" or "Change in Control" for all purposes pursuant to such agreements, plans and arrangements and (ii) in light of

New Provident Bancorp's and/or Provident Bancorp's plans relating to management assignments and responsibilities with respect to the business of New Provident Bancorp and/or Provident Bancorp from and after the Effective Time, each director or officer or employee who is a party to, or is otherwise subject to, any such individual agreement or individual arrangement will, upon consummation of the Merger, be entitled to terminate employment thereunder and receive the severance or other similar benefits that are provided thereunder in the event of a termination of employment for "Good Reason", "involuntary termination", constructive discharge, (including, but not limited to, demotion or reduction in compensation) or other similar events. Any director or officer or employee of ENBHC who is a party to a Settlement Agreement and who intends to terminate employment as of the Effective Time, or who otherwise becomes entitled to benefits thereunder, shall be entitled to receive the cash benefits payable under such Settlement Agreement as a result of such deemed termination on the date of the Closing, and New Provident Bancorp and/or Provident Bancorp agrees to pay, if not already paid by ENBHC, to such person the amount provided for in such Settlement Agreement, by wire transfer of immediately available funds to an account designated by such employee in writing and delivered to Purchaser not less than five (5) business days prior to the date of the Closing; provided, however, that prior to payment, the employee executes and delivers to ENBHC an instrument in form and substance reasonably satisfactory to New Provident Bancorp and/or Provident Bancorp and ENBHC releasing New Provident Bancorp and/or Provident Bancorp and its affiliates from any further liability for monetary payments under such agreement. Except as expressly provided otherwise in this Agreement or in PROVIDENT BANCORP DISCLOSURE SCHEDULE 7.8.2, ENBHC shall not accelerate the payment of any amounts or benefits that are or may become payable under this Agreement.

            7.8.3. In the event of any termination or consolidation of any ENB health, disability or life insurance plan with any Provident Bank health, disability or life insurance plan, Provident Bank shall make available to employees of ENB who continue employment with Provident Bank ("Continuing Employees") and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to Provident Bank employees. Unless a Continuing Employee affirmatively terminates coverage under a ENB health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Provident Bank health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the ENB health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health, disability or life insurance plans, programs and benefits common to all employees of Provident Bank and their dependents. A Continuing Employee's prior service with ENB or any ENBHC Subsidiary shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Provident Bank health plan shall be required to satisfy the deductible limitations of the Provident Bank health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the ENB health plan, except to the extent, ENB and/or the Continuing Employee shall provide substantiation in a form satisfactory to Provident Bank, of the dollar amount of such deductibles that have been satisfied for such Continuing Employees. In the event of any termination of any ENB health plan, or consolidation of any ENB health plan with any health plan of Provident Bank and/or any New Provident Bancorp Subsidiary, the Health Insurance

Portability Accountability Act of 1996 ("HIPAA") will govern any coverage limitations due to pre-existing conditions.

      7.9. Directors and Officers Indemnification and Insurance.

            7.9.1. New Provident Bancorp shall maintain, or shall cause Provident Bank to maintain, in effect for three years following the Effective Time, the current directors' and officers' liability insurance policies maintained by ENBHC and the ENBHC Subsidiaries (provided, that New Provident Bancorp may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall New Provident Bancorp be required to expend pursuant to this Section 7.9.1 more than 150% of the annual cost currently expended by ENBHC with respect to such insurance. In connection with the foregoing, ENBHC agrees in order for New Provident Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for three years to provide such insurer or substitute insurer with such representations as such insurer may request.

            7.9.2. In addition to 7.9.1, for a period of six years after the Effective Time, New Provident Bancorp and Provident Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of ENBHC or a ENBHC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of New Provident Bancorp, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ENBHC or a ENBHC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or Federal law, New Provident Bancorp's Certificate of Incorporation and Bylaws, and under ENBHC's Certificate of Incorporation and Bylaws. New Provident Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or Federal law upon receipt of an undertaking to repay such advance payments if such Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify New Provident Bancorp (but the failure so to notify New Provident Bancorp shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices New Provident Bancorp) and shall deliver to New Provident Bancorp the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) New Provident Bancorp shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption New Provident Bancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if New Provident Bancorp elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between New Provident Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and New Provident Bancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, New Provident Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm,
(3) New Provident Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) such Indemnified Party shall have been adjudicated in any proceeding not to have acted in good faith and in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of ENBHC or any ENBHC Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of ENBHC or any ENBHC Subsidiary. The determination shall be made by a majority vote of a quorum consisting of the Directors of New Provident Bancorp who are not involved in such proceeding.

            7.9.3. In the event that either New Provident Bancorp or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of New Provident Bancorp shall assume the obligations set forth in this Section 7.9.

            7.9.4. The obligations of New Provident Bancorp provided under this
Section 7.9 are intended to be enforceable against New Provident Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of New Provident Bancorp.

      7.10. Stock Listing.

      New Provident Bancorp agrees to list on the Stock Exchange (or such other national securities exchange on which the shares of the New Provident Bancorp Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of New Provident Bancorp Common Stock to be issued in the Merger.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

      8.1. ENBHC and Provident Bancorp Shareholder Meetings.

            8.1.1. ENBHC will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "ENBHC Shareholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in ENBHC's reasonable judgment, necessary or desirable, (ii) subject to the next sentence, have its Board of Directors recommend approval of this Agreement to the ENBHC shareholders. The Board of Directors of ENBHC may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 6.10 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, may constitute a breach of the fiduciary duties of such directors under applicable law; and (iii) cooperate and consult with Provident Bancorp and New Provident Bancorp with respect to each of the foregoing matters. The ENBHC Shareholders Meeting shall not be held until the Conversion Registration Statement has been declared effective by the SEC.

            8.1.2. Provident Bancorp will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Provident Bancorp Shareholders Meeting"), which shall not be held until the requisite approvals from the Bank Regulators have been obtained and the Conversion Registration Statement has been declared effective by the SEC, for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in Provident Bancorp's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of Provident Bancorp as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders, and (iii) cooperate and consult with ENBHC with respect to each of the foregoing matters.

      8.2. Proxy Statement-Prospectus.

            8.2.1. For the purposes (x) of registering New Provident Bancorp Common Stock to be offered to holders of ENBHC Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the ENBHC Shareholders Meeting and Provident Bancorp Shareholders Meeting, New Provident Bancorp shall draft and prepare, and ENBHC shall cooperate in the preparation of, the Merger Registration Statement, including a combined proxy statement and prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by ENBHC to the ENBHC shareholders and by Provident Bancorp to the Provident Bancorp shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). New

Provident Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of New Provident Bancorp and ENBHC shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of ENBHC and New Provident Bancorp shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. New Provident Bancorp shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and ENBHC shall furnish all information concerning ENBHC and the holders of ENBHC Common Stock as may be reasonably requested in connection with any such action.

            8.2.2. ENBHC shall provide New Provident Bancorp with any information concerning itself that Provident Bancorp may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and Provident Bancorp shall notify ENBHC promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to ENBHC promptly copies of all correspondence between New Provident Bancorp, Provident Bancorp or any of their representatives and the SEC. The information to be provided by ENBHC for inclusion in the Proxy Statement-Prospectus will not, at the time the Proxy Statement-Prospectus is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by ENBHC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects. New Provident Bancorp and Provident Bancorp shall give ENBHC and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give ENBHC and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Provident Bancorp, New Provident Bancorp and ENBHC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of ENBHC Common Stock and Provident Bancorp Common Stock entitled to vote at the ENBHC Shareholders Meeting and Provident Bancorp Shareholders Meeting, respectively, referred to in Section 8.1 hereof at the earliest practicable time.

            8.2.3. ENBHC and Provident Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, ENBHC shall cooperate with Provident Bancorp and New Provident Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus which corrects such misstatement or omission, and New Provident Bancorp shall file an amended Merger Registration Statement with the SEC, and each of ENBHC, Provident Bancorp and New Provident Bancorp shall mail an amended Proxy Statement-Prospectus to ENBHC's and Provident Bancorp's shareholders, respectively. ENBHC, on the one hand, and Provident Bancorp and New Provident Bancorp on the other shall each provide to the other a "comfort" letter from its independent certified public accountant, dated as of the date of the Proxy Statement-Prospectus and updated as of the date of consummation of the Merger, with respect to certain financial information regarding ENBHC and Provident Bancorp and New Provident Bancorp, respectively, each in form and substance which is customary in transactions such as the Merger.

      8.3. The Mutual Company Conversion from Mutual to Stock Form.

      Commencing promptly after the date of this Agreement, the Mutual Company, Provident Bancorp, New Provident Bancorp and Provident Bank will take all reasonable steps necessary to effect the Conversion. In addition, without limiting the generality of the foregoing, the Mutual Company shall cause the following to be done:

            8.3.1. The Provident Bancorp Shareholders Meeting. Provident Bancorp will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold the Provident Bancorp Shareholders Meeting for the purpose of approving the Conversion and/or the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of Provident Bancorp, necessary or desirable, and (ii) subject to the fiduciary responsibility of the Board of Directors of Provident Bancorp as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders.

            8.3.2. The Mutual Company Special Meeting. The Mutual Company will
(i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold a meeting of Depositors (the "Depositors Meeting") for the purpose of approving the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of the Mutual Company, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of the Mutual Company as advised by counsel, recommend to Depositors the approval of the aforementioned matters to be submitted by it to Depositors, and (iii) cooperate and consult with ENBHC with respect to each of the foregoing matters.

            8.3.3. The Mutual Company will use all reasonable efforts to prepare and file all required regulatory applications required in connection with the Conversion.

            8.3.4. Provident Bancorp and New Provident Bancorp shall prepare as promptly as practicable, and ENBHC shall cooperate in the preparation of, the Conversion Prospectus. Such Conversion Prospectus shall be incorporated into the Conversion Registration Statement. New Provident Bancorp shall file the Conversion Registration Statement with the SEC. New Provident Bancorp shall use its reasonable best efforts to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

            8.3.5. ENBHC shall provide Provident Bancorp and New Provident Bancorp with any information concerning it that Provident Bancorp or New Provident Bancorp may reasonably request in connection with the Conversion Prospectus, and Provident Bancorp shall notify ENBHC promptly of the receipt of any comments of the SEC, the OTS and any other Bank Regulator with respect to the Conversion Prospectus and of any requests by the SEC, the OTS or any other Bank Regulator for any amendment or supplement thereto or for additional information, and shall provide to ENBHC promptly copies of all correspondence between New Provident Bancorp or any representative of New Provident Bancorp and the SEC, the OTS or any other Bank Regulator. New Provident Bancorp shall give ENBHC and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the OTS and any Bank Regulator and shall give ENBHC and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the OTS and any Bank Regulator. Each of Provident Bancorp, New Provident Bancorp and ENBHC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC, the OTS and any Bank Regulator and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to Depositors at the earliest practicable time.

            8.3.6. ENBHC shall promptly notify Provident Bancorp if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, ENBHC shall cooperate with Provident Bancorp and New Provident Bancorp in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and New Provident Bancorp shall file an amended Conversion Registration Statement with the SEC. ENBHC shall provide to New Provident Bancorp, Provident Bancorp and the placement agent for the sale of New Provident Bancorp Common Stock in the Conversion Offering a "comfort" letter from the independent certified public accountants for ENBHC, dated as of the date of the Conversion Prospectus and updated as of the date of consummation of the Conversion, with respect to certain financial information regarding ENBHC, each in form and substance which is customary in transactions such as the Conversion, and shall cause its counsel to deliver to the placement agent for the Conversion such opinions as Provident Bancorp and New Provident Bancorp may reasonably request.

            8.3.7. The aggregate price for which the shares of New Provident Bancorp Common Stock are sold to purchasers in the Conversion Offering shall be based on the Independent Valuation. The Independent Valuation shall be expressed as a range (the "Valuation Range"), the maximum and minimum of which shall vary 15% above and below the midpoint of such range, and the maximum of such range may be increased by an additional 15%.

            8.3.8. If any shares of New Provident Bancorp Common Stock that are offered for sale in the subscription offering that is conducted as part of the Conversion Offering remain unsold then, at Provident Bancorp's discretion, such shares may be issued to ENBHC shareholders as part of the Merger Consideration if necessary to complete the Conversion.

      8.4. Regulatory Approvals.

      Each of ENBHC, ENB, New Provident Bancorp and Provident Bancorp will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of the SEC, the OTS, and any other Bank Regulator and third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger and the Conversion. ENBHC and Provident Bancorp will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Conversion Prospectus, the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of ENBHC, New Provident Bancorp or Provident Bancorp to any governmental body in connection with the Conversion, the Merger, and the other transactions contemplated by this Agreement. ENBHC shall have the right to review and approve in advance all characterizations of the information relating to ENBHC and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, ENBHC, Provident Bancorp and New Provident Bancorp shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

      8.5. Affiliates.

            8.5.1. ENBHC shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of ENBHC to deliver to Provident Bancorp, as soon as practicable after the date of this Agreement, and at least thirty
(30) days prior to the date of the shareholders meeting called by ENBHC to approve this Agreement, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of New Provident Bancorp Common Stock to be received by such "affiliate," as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

      9.1. Conditions to Each Party's Obligations under this Agreement.

      The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Pre-Closing Date of the following conditions, none of which may be waived:

            9.1.1. Shareholder and Depositor Approval.

                  (A) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of ENBHC and by the shareholders of Provident Bancorp.

                  (B) Solely with respect to determining whether the Merger Consideration shall include the New Provident Bancorp Common Stock, the Conversion and the Plan of Conversion shall have been approved by the requisite vote of Depositors and shareholders of Provident Bancorp.

            9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

            9.1.3. Regulatory Approvals. All necessary approvals, authorizations and consents of all Bank Regulators and Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions or in mutual-to-stock conversions, that would, in the good faith reasonable judgment of the Board of Directors of Provident Bancorp, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or otherwise materially impair the value of ENBHC or ENB to Provident Bancorp.

            9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of New Provident Bancorp Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

            9.1.5. Stock Exchange Listing. The shares of New Provident Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

            9.1.6. Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Pre-Closing date, Provident Bancorp, New Provident Bancorp and ENBHC shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to Provident Bancorp, New Provident Bancorp and ENBHC dated as of the Pre-Closing Date, substantially to the effect that, for Federal income tax purposes:

                  (A) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

                  (B) None of the Conversion, the Exchange Offer, or the merger of ENB into Provident Bank will adversely affect the Merger qualifying as a Reorganization within the meaning of Section 368(a) of the Code.

                  (C) No gain or loss will be recognized by Provident Bancorp, New Provident Bancorp, Provident Bank, ENBHC or ENB by reason of the Merger;

                  (D) The exchange of ENBHC Common Stock to the extent exchanged for New Provident Bancorp Common Stock will not give rise to recognition of gain or loss for Federal income tax purposes to the shareholders of ENBHC;

                  (E) The basis of the New Provident Bancorp Common Stock to be received (including any fractional shares deemed received for tax purposes) by an ENBHC shareholder will be the same as the basis of the ENBHC Common Stock surrendered pursuant to the Merger in exchange therefore; and

                  (F) The holding period of the shares of New Provident Bancorp Common Stock to be received by a shareholder of ENBHC will include the period during which the shareholder held the shares of ENBHC Common Stock surrendered in exchange therefore, provided the ENBHC Common Stock surrendered is held as a capital asset at the Effective Time.

      Each of Provident Bancorp, New Provident Bancorp and ENBHC shall provide a letter setting forth the facts, assumptions and representations on which such counsel may rely in rendering its opinion.

            9.1.7. Conversion. Solely with respect to determining whether the consideration for this transaction shall include New Provident Bancorp Common Stock, New Provident Bancorp shall have received and accepted orders to purchase, including any shares to be issued as Merger Consideration, for at least the minimum number of shares of New Provident Bancorp Common Stock offered for sale in the Conversion Offering.

      9.2. Conditions to the Obligations of Provident Bancorp under this Agreement.

      The obligations of Provident Bancorp and New Provident Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.7 at or prior to the Closing, any of which may be waived by Provident Bancorp:

            9.2.1. Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by Provident Bancorp, each of the representations and warranties of ENBHC and ENB set forth in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time; and ENBHC shall have delivered to Provident Bancorp a certificate of ENBHC to such effect signed by the Chief Executive Officer and the Chief Financial Officer of ENBHC as of the Effective Time.

            9.2.2. Agreements and Covenants. ENBHC, ENB and each ENBHC Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Provident Bancorp shall have received a certificate signed on behalf of ENBHC by the Chief Executive Officer and Chief Financial Officer of ENBHC to such effect dated as of the Effective Time.

            9.2.3. Permits, Authorizations, Etc. ENBHC and the ENBHC Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by ENBHC, the failure to obtain which would have a Material Adverse Effect on Provident Bancorp and its subsidiaries, taken as a whole.

            9.2.4. Accountants' Letter. Provident Bancorp shall have received a "comfort" letter from the independent certified public accountants for ENBHC, dated (i) the effective date of the Merger Registration Statement and (ii) the Pre-Closing Date, with respect to certain financial information regarding ENBHC, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

            9.2.5. No Material Adverse Effect. Since December 31, 2002, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on ENBHC.

            9.2.6. Dissenting Shares. As of immediately prior to the Effective Time, not more than 10% of the issued and outstanding shares of ENBHC Common Stock shall have dissented to the Merger under the NYBCL, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of ENBHC Common Stock under the NYBCL, it being understood that such limit on the number of shares that have dissented to the Merger pursuant to this Section 9.2.6. shall not be applicable in the event that ENBHC elects the All Cash Consideration in accordance with
Section 2.9.2.

            9.2.7. Opinion of ENBHC's Counsel. New Provident Bancorp shall have received an opinion of Thacher Proffitt & Wood, counsel to ENBHC, dated the Closing Date, in form and substance reasonably satisfactory to New Provident Bancorp and its counsel to the effect set forth on Exhibit C attached hereto.

      ENBHC will furnish Provident Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Provident Bancorp may reasonably request.

      9.3. Conditions to the Obligations of ENBHC under this Agreement.

      The obligations of ENBHC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.6 at or prior to the Closing, any of which may be waived by ENBHC:

            9.3.1. Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by ENBHC, each of the representations and warranties of Provident Bancorp, New Provident Bancorp, Provident Bank and Mutual Company set forth in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time; and Provident Bancorp shall have delivered to ENBHC a certificate of Provident Bancorp to such effect signed by the Chief Executive Officer and the Chief Financial as of the Effective Time.

            9.3.2. Agreements and Covenants. As of the Pre-Closing Date, Provident Bancorp, New Provident Bancorp, the Mutual Company and Provident Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and ENBHC shall have received a certificate signed on behalf of Provident Bancorp by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

            9.3.3. Permits, Authorizations, Etc. The Mutual Company, New Provident Bancorp, Provident Bancorp and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by Provident Bancorp and New Provident Bancorp, the failure to obtain which would have a Material Adverse Effect on Provident Bancorp and its Subsidiaries, taken as a whole.

            9.3.4. Payment of Merger Consideration. New Provident Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide ENBHC with a certificate evidencing such delivery.

            9.3.5. No Material Adverse Effect. Since September 30, 2002, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Provident Bancorp.

            9.3.6. Opinion of New Provident Bancorp's Counsel. ENBHC shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to New Provident Bancorp, dated the Closing Date, in form and substance reasonably satisfactory to ENBHC and its counsel to the effect set forth on Exhibit D attached hereto.

      Provident Bancorp and New Provident Bancorp will furnish ENBHC with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as ENBHC may reasonably request.

                                   ARTICLE X
                                   THE CLOSING

      10.1. Time and Place.

      Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by

Provident Bancorp, in its sole discretion, upon five (5) days prior written notice to ENBHC, but in no event later than thirty days (30) after the last condition precedent pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Provident Bancorp and ENBHC mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

      10.2. Deliveries at the Pre-Closing and the Closing.

      At the Pre-Closing there shall be delivered to Provident Bancorp, New Provident Bancorp and ENBHC the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, Provident Bancorp or New Provident Bancorp shall deliver the Merger Consideration as set forth under Section 9.3.5 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

      11.1. Termination.

      This Agreement may be terminated at any time prior to the Pre-Closing Date, whether before or after approval of the Merger by the shareholders of
ENBHC:

            11.1.1. At any time by the mutual written agreement of Provident Bancorp and ENBHC;

            11.1.2. By either ENBHC or Provident Bancorp (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Pre-Closing Date or, provided that the breach is curable in nature, shall not have been cured within the first to occur of the Pre-Closing, or 30 days after written notice by Provident Bancorp to ENBHC (or by ENBHC to Provident Bancorp) of such breach;

            11.1.3. By either ENBHC or Provident Bancorp (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Pre-Closing Date or, provided that the failure is curable in nature, shall not have been cured within the first to occur of the Pre-Closing, or 30 days after written notice by Provident Bancorp to ENBHC (or by ENBHC to Provident Bancorp) of such failure;

            11.1.4. At the election of either Provident Bancorp or ENBHC, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Provident Bancorp and ENBHC; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

            11.1.5. By either ENBHC or Provident Bancorp if the shareholders of ENBHC shall have voted at the ENBHC shareholders meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

            11.1.6. By either ENBHC or Provident Bancorp if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or Conversion and such order, decree, ruling or other action shall have become final and nonappealable;

            11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

            11.1.8. By the Board of Directors of Provident Bancorp or ENBHC, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if by July 31, 2004, the Closing shall not have occurred, provided that no party may terminate this Agreement pursuant to this Section 11.1.8 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement.

            11.1.9. By the Board of Directors of Provident Bancorp if ENBHC has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of ENBHC has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Provident Bancorp.

            11.1.10. By the Board of Directors of ENBHC if ENBHC has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of ENBHC has made a determination to accept such Superior Proposal; provided that ENBHC shall not terminate this Agreement pursuant to this Section 11.1.10 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Provident Bancorp's receipt of written notice advising Provident Bancorp that ENBHC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether ENBHC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, ENBHC shall provide a reasonable opportunity to Provident Bancorp during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable ENBHC to proceed with the Merger on such adjusted terms.

            11.1.11. By ENBHC in accordance with the provisions of Section 2.9.2 of this Agreement.

      It is the intention of the parties that following completion of the Pre-Closing, which completion will be acknowledged in writing by the parties at such time, neither party shall have the right to terminate this Agreement at any time thereafter. If, after the Pre-Closing Date, any party hereto shall attempt to terminate this Agreement or shall fail to take any action necessary to effect the consummation of the Merger (including, without limitation, Provident Bancorp's obligation to satisfy the condition set forth in Section 9.3.6), the other party shall be entitled to injunctive relief to enforce this Agreement, and the first party hereby agrees not to contest any judicial proceeding seeking the granting of such an injunction.

      11.2. Effect of Termination.

            11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

            11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                  (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                  (C) As a condition of Provident Bancorp's willingness, and in order to induce Provident Bancorp to enter into this Agreement, and to reimburse Provident Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, ENBHC and ENB hereby agrees to pay Provident Bancorp or New Provident Bancorp, and Provident Bancorp or New Provident Bancorp shall be entitled to payment of a fee of $3,700,000 (the "Fee"), within three business days after written demand for payment is made by Provident Bancorp or New Provident Bancorp, following the occurrence of any of the events set forth below:

            (i) ENBHC terminates this Agreement pursuant to Section 11.1.10 or Provident Bancorp or Provident Bancorp or New Provident Bancorp terminates this Agreement pursuant to Section 11.1.9; or

            (ii) The entering into a definitive agreement by ENBHC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving ENBHC within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by Provident Bancorp pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by ENBHC or any ENBHC Subsidiary; or (ii) the failure of the shareholders of ENBHC to approve this Agreement after the occurrence of an Acquisition Proposal.

                  (D) If demand for payment of the Fee is made pursuant to
Section 11.2.2(C) and payment is timely made, then neither Provident Bancorp nor New Provident Bancorp will have any other rights or claims against ENBHC or ENB, their Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Provident Bancorp and New Provident Bancorp against ENBHC and ENB, their Subsidiaries and their respective officers and directors.

      11.3. Amendment, Extension and Waiver.

      Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of ENBHC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of ENBHC, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to ENBHC's shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE XII
                                  MISCELLANEOUS

      12.1. Confidentiality.

      Except as specifically set forth herein, Provident Bancorp and ENBHC mutually agree to be bound by the terms of the confidentiality agreements dated May 14, 2003 and June 16, 2003, previously executed by the parties hereto (the "Confidentiality Agreements") that relate to the confidentiality of information. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction beginning on the earliest of (i) the date of public announcement of discussions relating to the transaction, (ii) the date of public announcement of the transaction or (iii) the date of the execution of an agreement (with or without conditions) to enter into the transaction; provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

      12.2. Public Announcements.

      ENBHC and Provident Bancorp shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, and except as may be otherwise required by law, neither ENBHC nor Provident Bancorp shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

      12.3. Survival.

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, other than those covenants set forth in Sections 2.5, 7.8.2, and 7.9, which shall survive or be performed after the Effective Time.

      12.4. Notices.

      All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

     If to ENBHC or ENB, to:            Glenn Sutherland
                                        Vice President
                                        ENB Holding Company, Inc.
                                        70 Canal Street, P.O. Box 669
                                        Ellenville, New York 12428
                                        Fax: (845) 647-4002

     With copies to:                    Thacher Proffitt & Wood
                                        11 W. 42nd Street
                                        New York, New York 10036
                                        Fax:  (212) 789-3500
                                        Attention: Omer S. J. Williams
                                                   Mark I. Sokolow

     If to Provident Bancorp,           George Strayton
     New Provident Bancorp or           President and Chief Executive Officer
     Provident Bank, to:                Provident Bancorp, Inc.
                                        400 Rella Boulevard
                                        Montebello, New York 10901
                                        Fax: (845) 369-9170

     With copies to:                    John J. Gorman
                                        Eric Luse
                                        Luse Gorman Pomerenk & Schick, P.C.
                                        5335 Wisconsin Avenue, N.W., Suite 400
                                        Washington, D.C. 20015
                                        Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

      12.5. Parties in Interest.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Section 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

      12.6. Complete Agreement.

      This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

      12.7. Counterparts.

      This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      12.8. Severability.

      In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

      12.9. Governing Law.

      This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

      12.10. Interpretation.

      When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

      12.11. Specific Performance.

      The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, the Mutual Company, Provident Bancorp, New Provident Bancorp, Provident Bank, ENBHC and ENB have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                        Provident Bancorp, MHC

Dated: July 1, 2003                    By:/s/George Strayton
                                          ____________________________________
                                           Name: George Strayton
                                           Title: President and Chief Executive
                                                  Officer


                                        Provident Bancorp, Inc. (a federal
                                        corporation)

Dated: July 1, 2003                    By:/s/George Strayton
                                          _____________________________________
                                           Name: George Strayton
                                           Title: President and Chief Executive
                                                  Officer


                                        Provident Bancorp, Inc. (a Delaware
                                        corporation)

Dated: July 1, 2003                    By:/s/George Strayton
                                          _____________________________________
                                           Name: George Strayton
                                           Title: President and Chief Executive
                                                  Officer


                                        Provident Bank

Dated: July 1, 2003                    By:/s/George Strayton
                                          _____________________________________
                                           Name: George Strayton
                                           Title: President and Chief Executive
                                                  Officer


                                        E.N.B. Holding Company, Inc.

Dated: July 1, 2003                    By:/s/Glenn B. Sutherland
                                          _____________________________________
                                           Name:  Glenn B. Sutherland
                                           Title: President and CEO


                                        Ellenville National Bank

Dated: July 1, 2003                    By:/s/Glenn B. Sutherland
                                          _____________________________________
                                           Name:  Glenn B. Sutherland
                                           Title: President and CEO

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

---------------------

Provident Bancorp, Inc.
400 Rella Boulevard
Montebello, New York 10901

Ladies and Gentlemen

      The undersigned is a director of E.N.B. Holding Company, Inc. ("ENBHC") and is the beneficial holder of shares of common stock of ENBHC ("ENBHC Common Stock").

      ENBHC and Provident Bancorp, Inc. ("Provident Bancorp") are considering the execution of an Agreement And Plan of Reorganization ("Agreement") contemplating the merger of ENBHC with and into Provident Bancorp or a successor thereto (collectively referred to as Provident Bancorp), with Provident Bancorp as the surviving corporation of the merger (the "Merger"), such execution being subject in the case of Provident Bancorp to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that Provident Bancorp will incur in connection with the transactions contemplated by the Agreement and in order to induce Provident Bancorp to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of ENBHC and not in his capacity as a director of ENBHC, as follows:

      1. The undersigned, while this letter agreement is in effect, shall vote in favor of the Agreement or cause to be voted in favor of the Agreement all of the shares of ENBHC Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, at the meeting of ENBHC's shareholders to be called and held following the date hereof, to consider the Agreement and the Merger.

      2. The undersigned, while this letter agreement is in effect, agrees not to sell, transfer or otherwise dispose of any shares of common stock of ENBHC on or prior to the date of the meeting of ENBHC shareholders to vote on the Merger Agreement, unless the purchaser or transferee agrees to be bound by the terms of this letter agreement.

      3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Provident Bancorp shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

      4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of ENBHC and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of ENBHC.

      5. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                        Very truly yours,


                                        Signature

                                        ________________________________________
                                        Name (please print)

Accepted and agreed to as of
the date first above written:

PROVIDENT BANCORP, INC.


By:_______________________________
Title:____________________________

                                    EXHIBIT B

                              AFFILIATES AGREEMENT

--------------

Provident Bancorp, Inc.
400 Rella Boulevard
Montebello, New York 10901

Gentlemen:

      I have been advised that I might be considered to be an "affiliate" of E.N.B. Holding Company, Inc. ("ENBHC"), a New York corporation ("ENBHC"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

      Provident Bancorp, Inc. ("Provident Bancorp") and ENBHC have entered into an Agreement and Plan of Reorganization, dated as of July __, 2003 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of Provident Bancorp or any successor thereto ("Provident Bancorp Common Stock") in exchange for my shares of common stock, par value $20.00 per share, of ENBHC ("ENBHC Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

      I represent and warrant to, and agree with, Provident Bancorp as follows:

      1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the Provident Bancorp Common Stock, to the extent I felt necessary, with my counsel or counsel for ENBHC.

      2. I have been advised that any issuance of shares of the Provident Bancorp Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of ENBHC at the time the Merger will be submitted for a vote of the shareholders of ENBHC and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to Provident Bancorp, I am advised that some other exemption from registration is available with respect to any such proposed disposition of such shares.

      3. I understand and agree that stop transfer instructions will be given to the transfer agent of Provident Bancorp with respect to the shares of Provident Bancorp Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefore, a legend stating in substance:

            The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and Provident Bancorp, a copy of which agreement is on file at the principal offices of Provident Bancorp. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by Provident Bancorp of a written request.

      4. Unless a transfer of my shares of the Provident Bancorp Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, Provident Bancorp reserves the right to put an appropriate legend on the certificate issued to my transferee.

            It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to Provident Bancorp of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Provident Bancorp, or other evidence reasonably satisfactory to Provident Bancorp, to the effect that a transfer of my shares of the Provident Bancorp Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 2 above shall be removed forthwith from the certificate or certificates representing my shares of the Provident Bancorp Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as Provident Bancorp is then in compliance with SEC Rule 144(c), or if Provident Bancorp shall have received a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Provident Bancorp, or other evidence satisfactory to Provident Bancorp that a transfer of my shares of the Provident Bancorp Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

      5. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

      6. I further recognize that in the event I become a director or officer of Provident Bancorp upon consummation of the Merger, any sale of Provident Bancorp stock by me may be subject to further restrictions on transferability and additional liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

      7. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of ENBHC as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

      This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                        Very truly yours,


                                        Signature

                                        ________________________________________
                                        Name (Please Print)

Accepted as of the date first above written

PROVIDENT BANCORP, INC.


By:__________________________________
   Name:
   Title:

                                    EXHIBIT C

         MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO
             NEW PROVIDENT BANCORP PURSUANT TO SECTION 9.2.7 OF THE
                                   AGREEMENT

      (a) Each of ENBHC, ENB and each ENBHC Subsidiary is incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such entity has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. ENBHC is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder.

      (b) ENBHC and ENB each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ENBHC and ENB, and of the engagement agreements referenced in Section 4.13, and the completion by ENBHC and ENB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of ENBHC and ENB, respectively, and no other corporate proceedings on the part of ENBHC or ENB are necessary to complete the transactions contemplated hereby. This Agreement, and the engagement agreements referenced in Section 4.13, have been duly and validly executed and delivered by ENBHC and ENB, and the Bank Merger has been duly and validly approved by the Board of Directors of ENB, and by ENBHC in its capacity as sole shareholder of ENB, and constitutes the valid and binding obligations of ENBHC and ENB, enforceable against ENBHC and ENB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to ENB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

      (c) The execution and delivery of this Agreement by ENBHC and ENB, and of the engagement agreements referenced in Section 4.13, and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of ENBHC or any ENBHC Subsidiary or the articles of association and bylaws of ENB.

      (d) The Agreement, including consummation of the transactions contemplated thereby, has been approved by the requisite vote of stockholders of ENBHC.

      The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to New Provident Bancorp.

                                    EXHIBIT D

          MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED
              TO ENBHC PURSUANT TO SECTION 9.3.6 OF THE AGREEMENT

      (a) Provident Bancorp is a corporation duly organized, validly existing and in good standing under federal law, and is duly registered as a savings and loan holding company under the HOLA. New Provident Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) Each of Mutual Company and Provident Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Mutual Company or Provident Bancorp.

      (c) Provident Bank is a savings association organized, validly existing and in good standing under federal law. The deposits of Provident Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

      (d) New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank and the completion by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, respectively, and, no other corporate proceedings on the part of New Provident Bancorp, Mutual Company, Provident Bancorp or Provident Bank are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, and the Bank Merger has been duly and validly approved by the Board of Directors of Provident Bank, and by New Provident Bancorp and Provident Bancorp in their capacity as sole shareholder of Provident Bank, and constitutes the valid and binding obligations of New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank, enforceable against New Provident Bancorp, the Mutual Company, Provident Bancorp and Provident Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Provident Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

      (e) The execution and delivery of this Agreement by New Provident Bancorp, Mutual Company, Provident Bancorp and Provident Bank will not conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of New Provident Bancorp, Mutual Company, Provident Bancorp or any Provident Bancorp Subsidiary or the charter and bylaws of Provident Bank.

      (f) The shares of Provident Bancorp Common Stock to be issued to former shareholders of ENBHC have been duly and validly authorized for issuance, and when issued and delivered by New Provident Bancorp will be fully paid and nonassessable.

      The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to ENBHC.


                                      D-2